                                                                Exhibit 10.56

                         LEASE AGREEMENT

                             BETWEEN

                   NASSAU CABLE BUSINESS TRUST,
                    a Delaware business trust

                           as Landlord

                               and

                 CABLEVISION SYSTEMS CORPORATION,
                     a Delaware corporation,

                            as Tenant

                        TABLE OF CONTENTS

                                                             Page
                                                             ----

ARTICLE 1. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Lease of Premises; Title and Condition . . . . . . .  1
     1.2  Use. . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.3  Terms. . . . . . . . . . . . . . . . . . . . . . . .  3
     1.4  Rent . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 2. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     2.1  Net Lease. . . . . . . . . . . . . . . . . . . . . .  5
     2.2  Taxes and Assessments; Compliance with Law . . . . .  7
     2.3  Liens. . . . . . . . . . . . . . . . . . . . . . . .  8
     2.4  Indemnification. . . . . . . . . . . . . . . . . . .  9
     2.5  Maintenance and Repair . . . . . . . . . . . . . . .  9
     2.6  Permitted Contests . . . . . . . . . . . . . . . . . 10

ARTICLE 3. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.1  Procedure Upon Purchase. . . . . . . . . . . . . . . 10
     3.2  Condemnation and Casualty. . . . . . . . . . . . . . 11
     3.3  Insurance. . . . . . . . . . . . . . . . . . . . . . 17
     3.4  Alterations. . . . . . . . . . . . . . . . . . . . . 20
     3.5  Severable Alterations. . . . . . . . . . . . . . . . 23
     3.6  Purchase Option. . . . . . . . . . . . . . . . . . . 24

ARTICLE 4. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.1  Assignment and Subletting. . . . . . . . . . . . . . 25

ARTICLE 5. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     5.1  Conditional Limitations; Default Provisions. . . . . 26
     5.2  Bankruptcy or Insolvency . . . . . . . . . . . . . . 29
     5.3  Additional Rights of Landlord. . . . . . . . . . . . 31

ARTICLE 6. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.1  Notices and Other Instruments. . . . . . . . . . . . 33
     6.2  Estoppel Certificates, Financial Information . . . . 33

ARTICLE 7. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.1  Environmental Covenant . . . . . . . . . . . . . . . 35
     7.2  Environmental Indemnity. . . . . . . . . . . . . . . 39
     7.3  Notice . . . . . . . . . . . . . . . . . . . . . . . 40
     7.4  Survival . . . . . . . . . . . . . . . . . . . . . . 40

                                     (i)

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ARTICLE 8. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.1  Holdover . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE 9. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     9.1  Completion of Construction . . . . . . . . . . . . . 40
     9.2  Completion . . . . . . . . . . . . . . . . . . . . . 41
     9.3  Purchase of Premises . . . . . . . . . . . . . . . . 41
     9.4  Completion Work. . . . . . . . . . . . . . . . . . . 41

ARTICLE 10 . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.1  No Merger . . . . . . . . . . . . . . . . . . . . . 43
     10.2  Surrender . . . . . . . . . . . . . . . . . . . . . 43
     10.3  Merger, Consolidation or Sale of Assets . . . . . . 43
     10.4  Separability; Binding Effect. . . . . . . . . . . . 44
     10.5  Table of Contents and Headings. . . . . . . . . . . 44
     10.6  Counterparts. . . . . . . . . . . . . . . . . . . . 44
     10.7  Recording of Lease. . . . . . . . . . . . . . . . . 44
     10.8  Rating of the Transaction . . . . . . . . . . . . . 44
     10.9  No Waiver, Amendments . . . . . . . . . . . . . . . 45
     10.10 No Brokers. . . . . . . . . . . . . . . . . . . . . 45
     10.11 Governing Law . . . . . . . . . . . . . . . . . . . 45
     10.12 Waiver of Jury Trial. . . . . . . . . . . . . . . . 45
     10.13 Conveyance by Landlord. . . . . . . . . . . . . . . 45
     10.14 Relationship of the Parties . . . . . . . . . . . . 46
     10.15 Representation by Counsel . . . . . . . . . . . . . 46
     10.16 Access to Premises. . . . . . . . . . . . . . . . . 46
     10.17 Showing . . . . . . . . . . . . . . . . . . . . . . 46
     10.18 True Lease. . . . . . . . . . . . . . . . . . . . . 46
     10.19 Concerning the Trustee. . . . . . . . . . . . . . . 46

                                     (ii)

                       INDEX OF DEFINITIONS

                                                          Section
                                                          -------

Additional Rent  . . . . . . . . . . . . . . . . . .       1.4(c)
Alterations  . . . . . . . . . . . . . . . . . . . .       3.4(a)
Architect. . . . . . . . . . . . . . . . . . . . . .       3.2(d)
Assignee . . . . . . . . . . . . . . . . . . . . . .       5.2(d)
Assurance  . . . . . . . . . . . . . . . . . . . . .   5.2(b)(ii)
Basic Rent . . . . . . . . . . . . . . . . . . . . .       1.4(a)
Bondholders  . . . . . . . . . . . . . . . . . . . .       2.1(e)
Bond Indenture . . . . . . . . . . . . . . . . . . .       2.1(e)
Bonds  . . . . . . . . . . . . . . . . . . . . . . .       2.1(e)
Business Day . . . . . . . . . . . . . . . . . . . .       1.4(a)
Casualty . . . . . . . . . . . . . . . . . . . . . .       3.2(a)
Compensation . . . . . . . . . . . . . . . . . . . .       3.2(a)
Completion . . . . . . . . . . . . . . . . . . . . .          9.2
Completion Work. . . . . . . . . . . . . . . . . . .          9.4
Condemnation . . . . . . . . . . . . . . . . . . . .       3.2(a)
Construction Account . . . . . . . . . . . . . . . .          9.3
Construction Agreement . . . . . . . . . . . . . . .          9.1
Construction Project . . . . . . . . . . . . . . . .          9.1
Environmental Claim  . . . . . . . . . . . . . . . .   7.1(h)(iv)
Environmental Laws . . . . . . . . . . . . . . . . .    7.1(a)(I)
Environmental Violation  . . . . . . . . . . . . . .   7.1(h)(iv)
Estimated Cost . . . . . . . . . . . . . . . . . . .       3.4(a)
Event of Default . . . . . . . . . . . . . . . . . .       5.1(a)
Extended Terms . . . . . . . . . . . . . . . . . . .          1.3
Finance Lease. . . . . . . . . . . . . . . . . . . .       2.1(d)
Hazardous Substance  . . . . . . . . . . . . . . . .  7.1(a)(iii)
Impositions  . . . . . . . . . . . . . . . . . . . .       2.2(a)
Improvements . . . . . . . . . . . . . . . . . . . .   1.1(a)(ii)
Indemnified Parties  . . . . . . . . . . . . . . . .          2.4
Indenture  . . . . . . . . . . . . . . . . . . . . .       3.3(c)
Indenture Trustee. . . . . . . . . . . . . . . . . .       2.1(e)
Land . . . . . . . . . . . . . . . . . . . . . . . .    1.1(a)(I)
Landlord . . . . . . . . . . . . . . . . . . . . . .      Heading
Lease. . . . . . . . . . . . . . . . . . . . . . . .      Heading
Lease Termination Date . . . . . . . . . . . . . . .       3.2(b)
Legal Requirements . . . . . . . . . . . . . . . . .       2.2(b)
Lender . . . . . . . . . . . . . . . . . . . . . . .       3.3(c)
Major Casualty . . . . . . . . . . . . . . . . . . .       3.2(b)

                                     (iii)

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Major Condemnation . . . . . . . . . . . . . . . . .       3.2(b)
Make Whole Premium . . . . . . . . . . . . . . . . .       3.1(b)
Material Alteration  . . . . . . . . . . . . . . . .       3.4(a)
NCIDA. . . . . . . . . . . . . . . . . . . . . . . .       2.1(e)
NCIDA Documents. . . . . . . . . . . . . . . . . . .       2.1(e)
Net Proceeds . . . . . . . . . . . . . . . . . . . .       3.2(a)
Payment Dates  . . . . . . . . . . . . . . . . . . .       1.4(a)
PILOT Agreement. . . . . . . . . . . . . . . . . . .       2.1(e)
PILOT Mortgage . . . . . . . . . . . . . . . . . . .       2.1(e)
Permitted Exceptions . . . . . . . . . . . . . . . .   1.1(a)(ii)
Premises . . . . . . . . . . . . . . . . . . . . . .       1.1(a)
Primary Term . . . . . . . . . . . . . . . . . . . .          1.3
Project Use Agreement. . . . . . . . . . . . . . . .       2.1(e)
Property . . . . . . . . . . . . . . . . . . . . . .   1.1(a)(ii)
Rate . . . . . . . . . . . . . . . . . . . . . . . .       1.4(c)
Regulated Activity . . . . . . . . . . . . . . . . .  7.1(a)(iii)
Rent . . . . . . . . . . . . . . . . . . . . . . . .       1.4(c)
Rejectable Offer . . . . . . . . . . . . . . . . . .       3.2(b)
Remainderman . . . . . . . . . . . . . . . . . . . .       2.1(d)
Remedial Work  . . . . . . . . . . . . . . . . . . .       7.1(c)
Restoration Cost . . . . . . . . . . . . . . . . . .       3.2(d)
Second Funding Amount. . . . . . . . . . . . . . . .          9.1
Severable Alterations  . . . . . . . . . . . . . . .          3.5
Stipulated Loss Value  . . . . . . . . . . . . . . .       3.2(b)
Structural Work  . . . . . . . . . . . . . . . . . .       3.4(a)
Tenant . . . . . . . . . . . . . . . . . . . . . . .      Heading
Tenant's Personal Property . . . . . . . . . . . . .   1.1(a)(ii)
Term . . . . . . . . . . . . . . . . . . . . . . . .          1.3
Work . . . . . . . . . . . . . . . . . . . . . . . .       3.4(a)

                                     (iv)

                         LEASE AGREEMENT


          THIS LEASE AGREEMENT, dated, for reference purposes only, as of November 1, 1997 (this "Lease"), is made and entered into between NASSAU CABLE BUSINESS TRUST, a Delaware business trust (together with its successors and assigns, herein called "Landlord") having an address c/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, New York, New York 10019 and CABLEVISION SYSTEMS CORPORATION, a Delaware corporation (together with its permitted successors and assigns, herein called "Tenant"), having an address at 113 Crossways Park Drive, Woodbury, New York 11797-2011.

                            ARTICLE 1

     1.1. Lease of Premises; Title and Condition.

          (a) In consideration of the rents and covenants herein stipulated to be paid and performed by Tenant and upon the terms and conditions herein specified, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Premises") consisting of:

               (i) that parcel of land located in the County of Nassau, State of New York, consisting of approximately 34.7677 acres more particularly described on Schedule A attached hereto and made a part hereof, together with all of the Landlord's right, title and interest, if any, in and to (1) all easements, rights-of-way, appurtenances, and other rights and benefits belonging to said land, and (2) all public or private streets, roads, avenues, alleys, or passageways, open or proposed, on or abutting said land, and any award made or to be made in lieu thereof (collectively, the "Land"); and

               (ii) a building consisting of approximately 540,000 gross square feet, together with all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, equipment, ducts and pipes attached to or comprising a part thereof (the "Improvements"). Notwithstanding anything to the contrary in the foregoing, the Premises shall not include the machinery, inventory, tools, trade equipment, trade fixtures (not attached to the Premises in a manner that such trade fixtures cannot be removed or severed from the Improvements without causing material damage thereto and which are not necessary for the operation of the Improvements) and furniture (collectively, the "Tenant's Personal Property"), which shall remain the property of Tenant, or its affiliates, as the case may be.

The Premises are leased to Tenant in their present condition without representation or warranty by Landlord and subject to the rights of parties in possession, to the existing state of title and any state of facts which an accurate survey or physical inspection might reveal, to all

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applicable Legal Requirements (as hereinafter defined) now or hereafter in effect and subject to those matters listed in Schedule B (the "Permitted Exceptions").

          (b) Tenant has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes. Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that the Landlord makes no representation or warranty, express or implied, with respect to same. THE LEASE OF THE PREMISES IS ON AN "AS IS" BASIS; IT BEING AGREED THAT TENANT WILL LEASE THE PREMISES IN ITS PRESENT CONDITION, WITH ALL FAULTS. LANDLORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO THE PREMISES OR ANY COMPONENT PART THEREOF. Tenant acknowledges and agrees that no representations or warranties have been made by Landlord, or by any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the presence or absence on or in the Premises of any particular materials or substances (including, without limitation, asbestos, hydrocarbons or hazardous or toxic substances), (ii) the condition or repair of the Premises or any portion thereof, (iii) the value, expense of operation or income potential of the Premises, (iv) the accuracy or completeness of any title, survey, structural reports, environmental audits or other information provided to Tenant by any third party contractor relative to the Premises (regardless of whether the same were retained or paid for by Landlord), or
(v) any other fact or condition which has or might affect the Premises or the condition, repair, value, expense of operation or income potential thereof. Tenant represents that the officers of Tenant are knowledgeable and experienced in the leasing of properties comparable to the Premises and agrees that Tenant will be relying solely on Tenant's inspections of the Premises in leasing the Premises. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY THE LANDLORD OF, AND THE LANDLORD DOES HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY THE LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE, AND TENANT HEREBY ACKNOWLEDGES AND ACCEPTS SUCH EXCLUSION, NEGATION AND DISCLAIMER.

     1.2. Use. Tenant may use the Premises for all purposes permitted by law and by the certificate of occupancy, except as may be restricted by the Finance Lease, as hereinafter defined. Landlord and its agents and designees may enter upon and examine the Premises at reasonable times during business hours upon 48 hours' written notice and show the Premises to prospective purchasers, mortgagees or tenants as long as such examination or showing shall not unreasonably interfere with the business operations of Tenant on the Premises, provided, however, that neither notice nor limitation to business hours shall be required in the event of an emergency. In no event shall the Premises or any portion thereof be used for any purpose

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which violates the provisions of this Lease, including but not limited to,
Legal Requirements (as defined in Section 2.2(b) hereof) or other recorded covenants, restrictions or agreements applicable to the Premises. Tenant shall not use, occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises in any manner which would
(i) violate any certificate of occupancy or equivalent certificate affecting the Premises, (ii) make void or voidable any insurance then in effect with respect to the Premises, (iii) materially and adversely affect the ability of Tenant to obtain fire and other insurance which Tenant is required to furnish hereunder, (iv) cause any injury or damage to the Premises, or (v) constitute a public or private nuisance or waste. Tenant shall not conduct its business operation on the Premises unless and until (and only during such time as) all necessary certificates of occupancy, permits, licenses and consents from any and all appropriate governmental authorities having jurisdiction over the Premises have been obtained by Tenant at Tenant's sole cost and expense, and are in full force and effect.

     1.3. Terms. The Premises are leased for a primary term (the "Primary Term") of twenty-one (21) years, and, at Tenant's option, for up to two (2) consecutive additional terms of ten (10) years each (the "Extended Terms"), unless and until the term of this Lease shall expire or be terminated pursuant to any provision hereof. The Primary Term and each Extended Term (sometimes, collectively, the "Term") shall commence and expire on the dates set forth in Schedule C. So long as no Event of Default shall have occurred and be continuing, Tenant may elect to exercise its option to extend the term of this Lease for an Extended Term by giving notice thereof to Landlord not less than 365 days prior to the expiration of the then-existing Term. Each notice of election to extend given in accordance with the provisions of this
Section 1.3 shall automatically extend the term of this Lease for the Extended Term selected, without further writing; provided, however, either party, upon request of the other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any such extension. Each Extended Term shall be upon the same terms as provided in this Lease for the Primary Term, except as otherwise stated herein. Tenant shall not be entitled to extend the Term of this Lease for any Extended Term unless Tenant shall have extended the Term of this Lease for the preceding Extended Term, if any.

     1.4. Rent.

          (a) Tenant shall pay to Landlord by federal funds wire transfer in immediately available funds as basic rent for the Premises the amounts set forth in Schedule D (the "Basic Rent") on the dates set forth therein (the "Payment Dates"), to the following account: Account No. 04616200, Nassau County IDA Cablevision Central Account, Attn: Kent Rothschild, Chase Manhattan Bank, ABA No. 021000021, or to such other account or to such address or to such other person as Landlord from time to time may designate. In addition to the amounts set forth on Schedule D, upon execution of this Lease, Tenant shall pay Basic Rent in an amount equal to the prorata Basic Rent for the period from December 5, 1997 through December 31, 1997, based upon the prorata amount of Basic Rent for the next subsequent rental period. The Basic Rent for the first five years of each of the Extended Terms shall be an amount equal to 105.5% of the Basic Rent for the immediately preceding five-year period, and such Basic Rent for each of the Extended Terms shall be increased commencing in the sixth year of each Extended Term to an amount equal to 105.5% of the Basic Rent accruing during the first five years of such Extended Term. If any Payment Date falls on a day which is not a Business Day, the Basic Rent due and payable on such date shall be due and payable on the next succeeding Business Day without interest or penalty if paid on such succeeding Business Day. A "Business Day" is defined as any day other than a Saturday or Sunday or other day on which the banks in New York, New York are authorized or required to be closed.

          (b) Tenant and Landlord agree and acknowledge that, pursuant to the Construction Agreement, as hereinafter defined, Landlord may become obligated to make the Second Funding, as defined in the Construction Agreement, by depositing additional funds into the Construction Escrow Account, as defined in the Construction Agreement for the payment of construction costs, interest escrow amounts and other costs of making the Second Funding. Tenant and Landlord agree that if Landlord makes the Second Funding, the Basic Rent payable hereunder and the Stipulated Loss Values shall be revised by the substitution of a new Schedule D and Schedule E to this Lease as set forth in the Construction Agreement.

          (c) All taxes, costs, expenses and amounts which Tenant is required to pay pursuant to this Lease (other than Basic Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent ("Additional Rent" together with Basic Rent, collectively "Rent"). If Tenant shall fail to pay any such Additional Rent or any other sum due hereunder when the same shall become due, Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of any Basic Rent and shall, except as expressly provided herein, have the right to pay the same on behalf of Tenant. Tenant shall pay to Landlord interest at a rate (the "Rate") equal to the default rate of interest per annum on Landlord's financing of the Premises which is secured by the Indenture on all overdue Basic Rent from the due date thereof until paid and on all overdue Additional Rent and other sums due hereunder, in each case paid by Landlord on behalf of Tenant, from the date of payment by Landlord until repaid by Tenant. Tenant shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, Additional Rent and any other sum due hereunder when due and payable, without offset, notice or demand.

                            ARTICLE 2

     2.1. Net Lease.

          (a) This Lease is a net lease and, any present or future law to the contrary notwithstanding, shall not terminate except as otherwise expressly provided herein, nor shall

Tenant be entitled to any abatement, reduction, diminution, set-off, counterclaim, defense or deduction with respect to any Basic Rent, Additional Rent or other sums payable hereunder, nor shall the obligations of Tenant hereunder be affected, by reason of: any damage to or destruction of the Premises or any portion thereof; any defect in the condition, design, operation or fitness for use of the Premises or any portion thereof; any taking of the Premises or any part thereof by condemnation or otherwise; any prohibition, limitation, interruption, cessation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Landlord hereunder or under any other agreement; the impossibility or illegality of performance by Landlord, Tenant or both; any action of any governmental authority (including, without limitation, changes and Legal Requirements); any construction on or renovation of the Premises; or any failure in the Premises to comply with applicable laws, Legal Requirements, or any other cause whether similar or dissimilar to the foregoing. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter), shall be paid by Tenant except as otherwise expressly provided herein. It is the purpose and intention of the parties to this Lease that the Basic Rent and Additional Rent and other sums payable to Landlord due hereunder shall be absolutely net to Landlord and that this Lease shall yield, net to Landlord, the Basic Rent as provided in this Lease. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

          (b) Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

          (c) Except as otherwise expressly provided herein, Tenant waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Basic Rent, Additional Rent or other sums payable hereunder.

          (d) Tenant hereby acknowledges that Landlord's interest in the Premises is acquired pursuant to that certain Lease Agreement (Facility) (the "Finance Lease") between Nassau County Industrial Development Agency ("NCIDA"), as lessor, and Landlord, as lessee. The Finance Lease is a financing lease entered into by Landlord in order to allow Landlord to obtain certain benefits, which benefits shall terminate in the event of the termination of the Finance Lease. Tenant acknowledges that it has read and is familiar with the provisions of the

Finance Lease, and hereby accepts the Premises subject to the same, including, without limitation, all termination and other provisions set forth therein, which termination may occur pursuant to the Finance Lease as a result of the exercise of Landlord's purchase options thereunder, or in the event that NCIDA elects to transfer its interest in the Premises to Landlord under the Finance Lease or under the Bond Indenture. Tenant acknowledges that it is not the beneficiary of any of the rights to acquire the Premises or other rights set forth in the Finance Lease, that such rights are for the benefit of Landlord and that Tenant's sole rights with respect to the Premises arise under this Lease. In addition to Tenant's obligations under this Lease, Tenant hereby agrees to perform all obligations, both monetary and otherwise, of Landlord, in its capacity as lessee under the Finance Lease, other than the payment of the Finance Lease Basic Rent, as such term is defined in the Finance Lease. Without limiting the generality of the foregoing, Tenant specifically acknowledges the following Sections of the Finance Lease, and agrees to perform or pay the respective obligations set forth therein: 2.1(d), 2.2, 3.3(b), 4.1(c), 4.1(e), 4.2(a), 4.2(b), 4.2(c),
4.3, 4.4, 4.5, 4.7, 5.1, 6.2, 6.3, 6.4, 6.5, 7.7, 8.3, 9.10 and 9.18.  In the
event of any termination of the Finance Lease, any transfer of title to the Premises from NCIDA to Landlord or any reverter of title to the Premises from NCIDA to Landlord, Landlord and Tenant agree that this Lease shall remain in full force and effect subject to the express provisions of this Lease.

          (e) In connection with the Finance Lease, and to further provide Landlord with the intended benefits, Landlord, NCIDA and Tenant have also executed and delivered that certain Payment-In-Lieu-Of-Taxes Agreement of even date herewith among Tenant, Landlord and NCIDA (the "PILOT Agreement"), which is secured by that certain Mortgage of even date herewith from Landlord, Stewart Avenue Remainder Business Trust ("Remainderman"), NCIDA and Tenant for the benefit of Nassau County (the "PILOT Mortgage"). Tenant has also executed and delivered that certain Project Use Agreement between NCIDA and Tenant of even date herewith (the "Project Use Agreement"). Tenant hereby agrees to perform all obligations, both monetary and otherwise, of Landlord or of Tenant under the PILOT Agreement, the PILOT Mortgage and the Project Use Agreement (collectively with the Finance Lease, the "NCIDA Documents"). Also, any representations or warranties of Landlord to NCIDA or Nassau County contained in the NCIDA Documents relating to the Premises (including, without limitation, those set forth in Section 1.5 of the Finance Lease) are hereby made from Tenant to Landlord, and shall constitute a representation or warranty of Tenant under this Lease. To the extent that the NCIDA Documents contain obligations or duties in addition to those set forth in this Lease, Tenant shall perform in accordance with the NCIDA Documents. Such obligations in the NCIDA Documents shall be in addition and as a supplement to Tenant's performance under this Lease. To the extent that the NCIDA Documents conflict with this Lease, as between Tenant and Landlord the terms of this Lease shall control. An event of default by Tenant under the NCIDA Documents (including, without limitation, any default in the representations and warranties relating to the Premises) shall, at the option of Landlord,
constitute an Event of Default under this Lease.   Tenant hereby waives any
right it may have under the NCIDA Documents to prevent or delay a termination of the Finance Lease, except to the extent that a cure under this Lease shall constitute a cure under the Finance Lease. Tenant further acknowledges that it has granted a lien on its leasehold estate in the Premises pursuant to the PILOT Mortgage, and that any foreclosure of the PILOT Mortgage will terminate this Lease. In addition to the above obligations, Tenant hereby agrees to give prompt written notice to Landlord and Lender upon (i) payment of any amounts required hereunder to be paid by Tenant pursuant to the NCIDA Documents, with evidence of such payments, and
(ii) failure to make any such payments when due.

          (f) Tenant also acknowledges that, in connection with the NCIDA Documents, NCIDA has issued certain Taxable Industrial Development Revenue Bonds (1997 Cablevision Systems Corporation Facility Project) (the "Bonds"). The Bonds are secured by that certain Bond Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases of even date herewith (the "Bond Indenture") from Lessee, NCIDA and Remainderman for the benefit of United States Trust Company of New York, and its successors and assigns (the "Indenture Trustee"), as trustee for the benefit of the holders of the Bonds (the "Bondholders"). Said Bond Indenture is, as of the date of this Lease, the Indenture, as such term is hereinafter defined, and the Indenture Trustee (together with the Bondholders) are, as of the date of this Lease, the Lender, as such term is hereinafter defined. Tenant acknowledges that, pursuant to the provisions of the Bond Indenture, certain rights and remedies of Lender are to be exercised by the Indenture Trustee and certain are to be exercised by the Bondholders. For purposes of this Lease, all references to Lender shall be deemed to be joint references to Bondholders and Indenture Trustee, so long as the Bond Indenture shall be in force and effect. Although Tenant is not responsible for the payment of the Bonds or for the payment of any amounts due to Lender under the Bond Indenture or for the performance of the Bond Indenture, Tenant acknowledges that it has reviewed the provisions of the Bond Indenture and Tenant agrees that it will not violate the provisions of the Bond Indenture. Tenant agrees that to the extent Landlord is obligated to pay any NCIDA Costs, as such term is defined in the Bond Indenture, or is obligated to pay any costs of the Indenture Trustee, Tenant shall pay such NCIDA Costs and costs of the Indenture Trustee to Landlord as Additional Rent under this Lease and NCIDA and Lender are hereby made third party beneficiaries of this sentence.

          (g)  Tenant will:

               (i) Pay or cause to be paid all fees, expenses and disbursements of Landlord's, Lender's and NCIDA's counsel in connection with any amendment, modification, consent or waiver requested by Tenant under this Lease, the Bond Indenture, the NCIDA Documents or any other documents related thereto, and all other expenses incurred in connection therewith, including, without limitation, filing fees, document reproduction expenses, environmental site assessment costs, title insurance premiums, survey expenses, appraisal expenses, and all fees, taxes and expenses for the recording, registration and filing of documents.

               (ii) Pay and save Landlord harmless from and against any and all liability and loss with respect to or resulting from any claim for or on account of any brokers' or finders' fees with respect to the transactions contemplated herein.

     2.2. Taxes and Assessments; Compliance with Law.

          (a) Tenant shall pay, prior to delinquency, all "Impositions", which are defined as: (i) all taxes and payments in lieu of taxes (including, without limitation, those described in (iii) below), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Lease), excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), water and sewer rents and charges, ground lease rents, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, and any interest and penalties thereon which are, at any time prior to or during the Primary Term or any Extended Term hereof, imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, Additional Rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other sums payable hereunder;
(iii) all Obligations under and as defined in the PILOT Mortgage, all sales (including those imposed on lease rentals), value added, ad valorem, single business, gross receipts, use and similar taxes at any time levied, assessed or payable on account of the acquisition, ownership, leasing, operation, possession or use of the Premises; (iv) all transfer, recording, stamp and real property gain taxes incurred upon the sale, transfer, foreclosure or other disposition of the Premises or any interest therein by Tenant, (v) all offers, claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a lien on the Premises, and (vi) all charges of utilities, communications and similar services serving the Premises. Tenant shall not be required to pay any franchise, estate, inheritance, transfer, net income or similar tax of Landlord (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Tenant is required to pay pursuant to this Section 2.2(a), provided, however, that if at any time during the term of this Lease, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or any future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be payable by Tenant, but only to the extent that such levies or taxes would be payable if the Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided. Tenant will furnish to Landlord, within 10 days after the due date thereof, proof of payment of all Impositions. If any such Imposition may legally be paid in installments, Tenant may pay such Imposition in installments; in such event, Tenant shall be liable only for installments which become due and payable during the Primary Term and any Extended Term hereof.

          (b) Tenant shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations, and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, both foreseen and unforeseen and ordinary and extraordinary applicable to the Premises or the ownership, operation, use or possession thereof and (ii) all contracts (including but not limited to the NCIDA Documents (except as otherwise expressly set forth herein) and all insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof, including but not limited to all contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes (clauses (i) and (ii) being collectively, "Legal Requirements").

     2.3. Liens. Tenant will promptly remove and discharge any charge, lien, security interest or encumbrance upon the Premises or any Basic Rent, Additional Rent or other sums payable hereunder which arise for any reason, including all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises, but not including (i) the Permitted Exceptions, and (ii) any mortgage, charge, lien, security interest or encumbrance created by Landlord without the consent of Tenant. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

     2.4. Indemnification. Tenant shall defend all actions against Landlord or any owner, beneficial owner, trustee, partner, member, officer, director or shareholder of Landlord, and of any of Landlord's partners or members, together with Lender, as hereinafter defined, Indenture Trustee, Bondholders and NCIDA, or any owner, beneficial owner, partner, member, officer, director or shareholder of Lender, Indenture Trustee, Bondholders or NCIDA, together with their respective successors and assigns (herein, collectively, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless the

Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of Landlord's estate in the Premises or (b) arising from (i) any accident, injury to or death of any person, or loss of or damage to property occurring in, on or about the Premises or any portion thereof or on adjoining sidewalks, curbs, parking areas, streets or ways, including, without limitation, as a result of or arising from any negligent or tortious act or omission of NCIDA or Landlord or their respective agents, employees, officers and directors, (ii) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Premises or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, or connected with the use, condition or occupancy of any thereof, (iii) performance of any labor or services or the furnishing of materials or other property in respect of the Premises or any portion thereof, (iv) Tenant's violation of this Lease, (v) any act or omission of Tenant or its agents, contractors, licensees, subtenants or invitees, and (vi) any contest referred to in Section 2.6, and all Indemnified Parties shall be deemed third party beneficiaries of this Section 2.4.

     2.5. Maintenance and Repair.

          (a) Tenant, at its own expense, will maintain all parts of the Premises in good repair and condition, except for ordinary wear and tear, and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition. Landlord shall not be required to maintain, repair or rebuild all or any part of the Premises. Tenant waives the right to (x) require Landlord to maintain, repair or rebuild all or any part of the Premises, or (y) make repairs at the expense of Landlord pursuant to any Legal Requirement at any time in effect.

          (b) In the event that all or any part of the Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or any Legal Requirements, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject, then, promptly after written request of Landlord (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person so affected, Tenant shall, at its expense, either
(i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (ii) if Landlord consents thereto, make such changes, including alteration or removal, to the Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments.

     2.6. Permitted Contests. Tenant shall not be required, nor shall Landlord have the right, to pay, discharge or remove an Imposition, lien or encumbrance, or to comply with any

Legal Requirement applicable to the Premises or the use thereof, as long as no Event of Default under this Lease shall have occurred and be continuing and Tenant shall, in good faith, contest the existence, amount or validity thereof by appropriate proceedings diligently pursued, and provided that (a) with respect to a failure to pay such Imposition, lien or encumbrance or failure to perform such Legal Requirement, an amount sufficient to pay such Imposition, lien or encumbrance or to perform such Legal Requirement or such other security as shall be satisfactory to Landlord and Lender, together with all interest and penalties which may become due thereon as determined by Landlord has been deposited with Landlord or Lender prior to the commencement of such contest, and (b) failing to pay such Imposition, lien or encumbrance or perform such Legal Requirement will not (1) subject Landlord or Lender to criminal or civil penalties or fines or to prosecution for a crime, (2) subject the Premises or any part thereof to being foreclosed upon under the PILOT Mortgage, condemned, vacated, forfeited or otherwise impaired, (3) impair the value of the Premises or any portion thereof, (4) have the effect of interrupting or preventing the collection of any contested amount or other realization of value from the Premises or any part thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable hereunder or any portion thereof to satisfy the claim, (5) subject the Premises, any part thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable under this Lease or any portion thereof to satisfy the claim, (6) subject the Premises, any part thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable under this Lease or any portion thereof, to sale, forfeiture, interruption or loss by reason of such proceedings or (7) affect the ownership, lease or occupancy of the Premises or the Landlord's ability or right to exercise its remedies hereunder, or the Lender's ability or right to exercise its remedies under the Bond Indenture, including without limitation, foreclosure against the Premises; provided, further, that prior to the date on which such Imposition or charge would otherwise have become delinquent Tenant shall have given Landlord and Lender prior notice of such contest. Tenant shall give such security as may be reasonably required by Landlord or Lender to ensure ultimate payment of such Imposition, lien or encumbrance and compliance with Legal Requirements and to prevent any sale, foreclosure, forfeiture, interruption or loss of the Premises or any portion thereof, any Basic Rent, Additional Rent or other sums required to be paid by Tenant hereunder, by reason of such nonpayment or noncompliance.

     2.7. Easements. Landlord agrees from time to time during the term of this Lease, at the request of Tenant, (1) to sell, assign, convey, or otherwise transfer an interest in the Premises to any Person legally empowered to take such interest under the power of eminent domain, (2) to grant easements, licenses, rights of way and other rights and privileges in the nature of easements of such nature, extent and duration as Tenant may reasonably request; (3) to release or relocate existing easements and appurtenances which are for the benefit of the Premises; (4) to dedicate or transfer unimproved portions of the Premises for road, highway or other public purposes; (5) to execute petitions to have the Premises annexed to any municipal corporation or utility district; (6) to execute amendments to any covenants and restrictions affecting the Premises; and (7) to execute and deliver any instrument necessary or appropriate to confirm such grants, releases dedications, transfers or amendments to any person in each of the foregoing instances, but only if (i) such grant, release, dedication, transfer, petition or amendment is not detrimental in any material respect to the proper conduct of Tenant's business on the Premises, (ii) Tenant considers the consideration, if any, being paid for such grant, release, dedication, transfer, petition or amendment to be fair and adequate, (iii) such grant, release, dedication, transfer, petition or amendment does not materially impair the effective use of the Premises for its intended purposes or adversely affect its value, (iv) for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument, and (v) Landlord and Lender shall have received (X) a certificate from the appropriate officer of Tenant certifying as to the satisfaction of the conditions described in clause (i) through (iv) above, (Y) a duly authorized undertaking of Tenant, in form and substance reasonably satisfactory to Landlord, to the effect that Tenant will remain obligated hereunder to the same extent as if such grant, release, dedication, transfer, petition or amendment had not been made; and (Z) such instruments, certificates (including evidence of authority), surveys, title insurance policy endorsements and opinions of counsel reasonably acceptable to Landlord, as Landlord may reasonably request. Any easement that imposes any obligation or liability on Landlord shall expressly provide that it is without recourse to Landlord (except to the extent of Landlord's interest in the Premises), and that any lien arising by virtue of the nonperformance of obligations under such easement shall be subordinate to the lien of any Bond Indenture. The grant of any such easement shall be subject to Lender's consent. Tenant shall be responsible for the payment of all costs and expenses (including the costs and expenses of Landlord and Lender) incurred in connection with this Section 2.7. Any consideration received for the grants, releases, dedications, transfers, petitions or amendments outlined in this Section shall be the property of Landlord.

                            ARTICLE 3

     3.1. Procedure Upon Purchase.

          (a) If Tenant shall purchase the Premises or any portion thereof pursuant to this Lease, Landlord shall convey or cause to be conveyed title thereto, the state of which shall be at least as good as the state of title which existed in Landlord with respect to Landlord's interests in the Premises on the date on which this Lease commenced, except for liens and encumbrances created by, through, under or with the consent of Tenant, and Tenant or its designee shall accept such title, subject, however, to the condition of the Premises on the date of purchase, the Permitted Exceptions, all liens and encumbrances created by, through, under or with the consent of Tenant and all applicable Legal Requirements, but free of the lien of the Bond Indenture (as hereinafter defined) and of liens and encumbrances resulting from acts of Landlord taken without the consent of Tenant.

          (b) Upon the date fixed for any purchase of any interests in the Premises or any portion thereof hereunder, Tenant shall, by wire transfer of immediately available funds, pay to Landlord, or as Landlord may direct in writing, the purchase price therefor specified herein together with all Basic Rent, Additional Rent (including, without limitation, any NCIDA Costs, as defined in the Bond Indenture) and other sums then due and payable hereunder (including without limitation any Make Whole Premium, as hereinafter defined, which may become due and payable under the Bond Indenture or any other mortgage encumbering Landlord's interest in the Premises) to and including such date of purchase and there shall be delivered to Tenant a deed to or other conveyance of the interests in the Premises or portion thereof then being sold to Tenant and any other instruments necessary to convey the title thereto described in
Section 3.1(a) and to assign any other Premises then required to be assigned by Landlord pursuant hereto. Tenant shall pay all charges incident to such conveyance and assignment, including, without limitation, its counsel fees, escrow fees, recording fees, title insurance premiums, transfer taxes and all other applicable taxes (other than any income or franchise taxes of Landlord) which may be imposed by reason of such conveyance and assignment and the delivery of said deed or conveyance and other instruments. Upon the completion of any purchase of the entire Premises (but not of any lesser interest than the entire Premises) but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Landlord), this Lease shall terminate, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to such completion of purchase. Notwithstanding the foregoing, in the event that the Bond Indenture shall allow Tenant to purchase the Bonds secured by the Bond Indenture, and provided that Lender shall consent thereto in writing, the purchase price payable for the Premises may be paid by (i) payment to the Lender of an amount equal to the sum of (A) the outstanding principal balance of the Bonds, (B) all accrued and unpaid interest thereon to the date of purchase, (c) the Make Whole Premium, if applicable, and (D) all other Indebtedness, if any, due and payable under (and as defined in) the Bond Indenture, plus (ii) payment to Landlord of an amount equal to (A) the sum of (1) the applicable Stipulated Loss Value, plus (2) the Make Whole Premium, if applicable, minus (B) the amount paid to Lender pursuant to clause (I), both such payments to be paid in the form of wire transferred funds as outlined in the first sentence of this Section 3.1(b). In all events, Tenant shall be obligated to pay all Basic Rent, Additional Rent and other amounts due pursuant to the provisions of this Section 3.1(b). The "Make Whole Premium" shall have the meaning set forth in the Bond Indenture, or if not defined in the Bond Indenture, shall mean the amount which Landlord is obligated to pay in excess of outstanding principal and accrued interest in connection with a prepayment or defeasance of the Bond Indenture or purchase of the Bonds, which prepayment or defeasance or purchase of the Bonds arises as a result of the event giving rise to the Make Whole Premium.

     3.2. Condemnation and Casualty.

          (a) General Provisions. Tenant hereby irrevocably assigns to Landlord any award, compensation or insurance payment to which Tenant may become entitled by reason of Tenant's interest in the Premises (not including any of Tenant's Personal
Property) (i) if the
use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain ("Condemnation") or (ii) if the Premises or any part thereof are damaged or destroyed by fire, flood or other casualty ("Casualty"). (All awards, compensations, and insurance payments on account of any Condemnation or Casualty are hereinafter collectively called "Compensation".) In the event of any Casualty, or in the event of a Condemnation or threatened Condemnation, Tenant shall give prompt written notice thereof to Landlord (which notice shall set forth Tenant's good faith estimates of the cost of repairing or restoring any damage or destruction caused thereby), or, if Tenant cannot reasonably estimate the anticipated cost of restoration, Tenant shall nonetheless give Landlord prompt notice of the occurrence of any such Casualty or Condemnation, and will diligently proceed to obtain estimates to enable Tenant to quantify the anticipated cost of such restoration, whereupon Tenant shall promptly notify Landlord of such good faith estimate. Landlord may appear in any such proceeding or action, to negotiate, prosecute and adjust any claim for any Compensation, and Landlord shall collect any such Compensation. Landlord shall pay all costs and expenses in connection with each such proceeding, action, negotiation, prosecution and adjustment, for which costs and expenses, Landlord shall be reimbursed out of any Compensation received. Tenant shall be entitled to participate in any such proceeding, action, negotiation, prosecution or adjustment unless an Event of Default shall have occurred and be continuing. All Compensation shall be applied pursuant to the applicable provisions of Article 3 and all such Compensation (less the expense of collecting such Compensation), is herein called the "Net Proceeds".

          (b) Major Condemnation and Major Casualty. If a Condemnation or Casualty shall affect all or a substantially all of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in Tenant's business (herein a "Major Casualty" and a "Major Condemnation"), or if Tenant is required to make a Rejectable Offer pursuant to Section 3.2(d), then Tenant may, not later than thirty (30) days after such Major Condemnation or Major Casualty or shall immediately upon the expiration of the eighteen month period specified in Section 3.2(d), as the case may be, deliver to Landlord (i) notice of its intention to terminate this Lease on the next Payment Date (the "Lease Termination Date") which occurs not less than 120 days after the delivery of such notice and (ii) a certificate of Tenant describing the event giving rise to such termination and stating that Tenant has determined in good faith that such Major Condemnation or Major Casualty, as the case may be, has rendered the Premises unsuitable for restoration for continued use and occupancy in Tenant's business, and (iii) documentation to the effect that termination of this Lease will not be in violation of any agreement then in effect with which Tenant is obligated to comply pursuant to this Lease. If the Lease Termination Date occurs during the Primary Term, such notice shall be accompanied by an irrevocable offer by Tenant (a "Rejectable Offer") to Landlord to purchase on the Lease Termination Date any remaining portion of the Premises and the Net Proceeds, if any, payable in connection with such Major Condemnation or Major Casualty (or the right to receive the same when made, if payment thereof has not yet been made), at a price (the "Stipulated Loss Value") equal to the applicable amount set forth with respect to the applicable Lease Termination Date as set forth on Schedule E. If either (1) Landlord shall reject such offer by notice given to Tenant not later than the 15th day prior to the Lease Termination Date or (2) the Lease Termination Date occurs during an Extended Term, this Lease shall terminate on the Lease Termination Date, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to the Lease Termination Date, upon payment by Tenant of all Basic Rent, Additional Rent (including, without limitation, all NCIDA Costs) and other sums then due and payable hereunder to and including the Lease Termination Date, and the Net Proceeds shall belong to Landlord. Unless Landlord shall have rejected such offer in accordance with this Section, Landlord shall be conclusively considered to have accepted such offer, and, on the Lease Termination Date, Tenant shall pay to Landlord the Stipulated Loss Value (together with all other amounts due to Landlord under this Lease, including, Basic Rent and Additional Rent (including, without limitation, all NCIDA Costs)) and there shall be conveyed to Tenant or its designee the remaining portion of the Premises, if any, and there shall be assigned to Tenant or its designee all its interest in the Net Proceeds, pursuant to and upon compliance with Section 3.1.

          (c) Rejection of Rejectable Offer. If the Landlord rejects a Rejectable Offer by a written notice given to the Tenant within the time period set forth in Section 3.2(b), then this Lease shall terminate on the Lease Termination Date and any Net Proceeds (other than those specifically relating to the Tenant's Personal Property), if any, payable in connection with a Major Casualty or Major Condemnation (or the right to receive the same when made if payment therefor has not yet been made) shall be assigned or paid and belong to the Landlord, and, in addition, the Tenant shall pay to the Landlord an amount equal to any deductible or self insurance amount in effect under the policy or policies insuring the risk relating to such Major Casualty or Major Condemnation, all Basic Rent accrued as of such Lease Termination Date, all Additional Rent (including, without limitation, all NCIDA Costs) and all other amounts then due and payable by the Tenant under this Lease. During such time as an Bond Indenture encumbers the Premises, no rejection of a Rejectable Offer shall be effective unless countersigned by the Lender.

          (d) Less than Major Condemnation or Casualty/Repair and Restoration. If, after a Condemnation or Casualty, Tenant is not permitted to give or, if permitted, does not give notice of its intention to terminate this Lease as provided in Section 3.2 (and is not required to give such notice pursuant to Section 3.2), then this Lease shall continue in full force and effect and Tenant shall, at its expense, promptly rebuild, replace or repair the Premises in conformity with the requirements of Sections 2.5 and
3.4 so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition and fair market value thereof immediately prior to such occurrence (or if under construction at such time, to the condition and fair market value thereof at the time of completion). Prior to any such rebuilding, replacement or repair, Landlord and Tenant shall agree on the maximum cost thereof (the "Restoration Cost"). If the repair constitutes a Material Alteration, the Restoration Cost must be confirmed by an independent architect registered or licensed as such in the State of New York and approved by Landlord in its reasonable discretion ("Architect"), and if the Restoration Cost is more than the amount of Net Proceeds, the Tenant shall (if required of Landlord by the Bond Indenture) deliver or cause to be delivered to Lender (i) cash collateral in an amount equal to such excess, or
(ii) an unconditional, irrevocable, clean sight draft letter of credit, in form and substance, and issued by a bank, acceptable to Lender in its sole discretion, in the amount of such excess, or (iii) evidence acceptable to Lender that the excess has been expended in performing the restoration work prior to any funds being drawn from the Net Proceeds. The Restoration Cost shall be paid first out of Tenant's own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Tenant shall be entitled to receive the Net Proceeds, but only against certificates (and lien releases and other items generally and reasonably required in connection with disbursement of construction loan or insurance proceeds) of Tenant delivered to Landlord from time to time as such work or rebuilding, replacement and repair progresses, each such certificate describing the work for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work. To the extent that the Bond Indenture requires that Tenant deliver its portion of the Restoration Cost to Lender (or other security acceptable to Lender), Tenant shall deliver the same to Lender. In addition, in such event the Restoration Cost shall be disbursed in accordance with the procedure set
forth in Section 3.2(f) below.   Any Net Proceeds remaining after final
payment has been made for such work shall be delivered to Tenant. In the event of any temporary Condemnation, this Lease shall remain in full force and effect and Tenant shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that such portion of the Net Proceeds allocable to the period after the expiration or termination of the term of this Lease shall be paid to Landlord. If the cost of any rebuilding, replacement or repair required to be made by Tenant pursuant to this Section 3.2(d) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Tenant. In the event that the work of rebuilding, replacement or repair is not completed within eighteen months of the Casualty or Condemnation, Tenant shall, upon the expiration of such eighteen month period, make a Rejectable Offer in accordance with the provisions of this
Article 3. Tenant shall not be entitled to disbursements of Net Proceeds if an Event of Default has occurred and is continuing.

          (e) The Basic Rent and the Additional Rent payable under the provisions of this Lease shall not be affected, altered or reduced by any Casualty or Condemnation (except as specifically set forth in subparagraph
(b) with respect to a termination of the Lease upon payment of the amounts required therein). Tenant's obligation to continue to pay Basic Rent and Additional Rent shall continue notwithstanding any such Condemnation or Casualty.

          (f) If the Restoration Costs are required to be held by Lender, then such Net Proceeds, together with any amount required to be furnished by Tenant pursuant to Section

3.2(d) above, shall be held by Lender and shall be paid out from time to time to Tenant as the work progresses (less any cost to Lender or Landlord of recovering and paying out such proceeds, including, without limitation, reasonable attorney's, trustee's or escrow fees relating thereto and costs allocable to inspecting the work and the plans and specifications therefor), subject to each of the following conditions:

               (i) Each request for payment shall be made on not less than ten (10) Business Days' prior notice to Lender and shall be accompanied by an officer's certificate (or if such work is being performed under the supervision of an Architect, by a certificate of such Architect), stating (A) in the case of an officer's certificate only, that no Event of Default exists hereunder, (B) that, based upon an inspection of the Property, all of the work completed has been done in substantial compliance with the approved plans and specifications, if required, (c) that the sum requested is validly required to reimburse Tenant for payments by Tenant, or is validly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the work done to the date of such certificate, (D) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, that title to the personal property items covered by the request for payment is vested in Landlord (or in NCIDA) or Tenant, as applicable, and (E) the remaining cost to complete such work and that the remaining amount held by Lender (together with any amounts contemporaneously deposited by Tenant with Lender in connection therewith) shall be sufficient to cover such cost of completion, provided, however, that if such certificate is given by an Architect, such Architect shall certify as to clause (B) above, and Tenant shall certify as to the remaining clauses above, and provided further that Lender shall not be obligated to disburse such funds if Lender determines, in Lender's reasonable discretion, that Tenant is not in compliance with this Section 3.2(f)(I). Additionally, each request for payment shall contain a statement signed by Tenant approving both the work done to date and the work covered by the request for payment in question.

               (ii) Each request for payment shall be accompanied by waivers of lien satisfactory to Lender covering that part of the work for which payment or reimbursement has been made as of the date of the current request and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Premises any mechanics, or other lien or instrument for the retention of title relating to any part of the work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender that the priority of its lien on and security interest in the personal property has not been altered.

              (iii) Landlord and Lender shall have the right to inspect the work at all reasonable times upon reasonable prior notice and may condition any disbursement of Net Proceeds upon the satisfactory completion, as determined in Lender's sole discretion, of any portion of the work for which payment or reimbursement is being requested. Neither the approval by Lender or Landlord of any required plans and specifications for the work nor the inspection by Lender or Landlord of the work shall make Lender or Landlord responsible for the preparation of such plans and specifications, or of the work, with any applicable Legal Requirement, covenant or agreement.

               (iv) Net Proceeds shall not be disbursed more frequently than once every thirty (30) days.

               (v) So long as an Event of Default shall have occurred and be continuing Lender in its sole discretion, may after five (5) days written notice to Tenant, apply any Net Proceeds held by it to continue restoration and repair of the Property or such Net Proceeds may be applied to pay or prepay, in whole or in part, any indebtedness secured by the Bond Indenture.

Net Proceeds held by Lender in accordance with this Section shall be held in an interest bearing account if (A) such an account is available at the institution at which Lender holds such Net Proceeds, and (B) Lender determines, in its reasonable judgment, that holding the Net Proceeds in such an account is practical under the then existing circumstances.

          (g) Notwithstanding any other provision of this Section, if in Landlord's reasonable judgment the cost of the Work is less than $250,000 with respect to any one Casualty or partial Condemnation, such Work can be completed in less than ninety (90) days and no Event of Default has occurred and is continuing and if allowed pursuant to the provisions of the Bond Indenture, then Landlord, upon request by Tenant, shall permit Tenant to apply for and receive the Net Proceeds directly from the insurer or payor thereof (and Landlord shall advise such insurer or payor and Lender to pay over such Net Proceeds directly to Tenant), provided that Tenant shall promptly and diligently commence and complete such Work in a good and workmanlike manner.

          (h) If an Event of Default shall have occurred and be continuing or if Tenant (i) shall fail to submit to Landlord for approval plans and specifications (if required pursuant to Section 3.2(c) hereof) for the Work (approved by the Architect and by all governmental authorities whose approval is required), (ii) after any such plans and specifications are approved by all such governmental authorities, the Architect, Landlord and Lender, shall fail to commence promptly such Work, (iii) after Lender or Landlord has released the Loss Proceeds to the extent provided for hereunder, shall fail to diligently prosecute such Work to completion, or (iv) fail in any other respect to comply with the Work obligations under this Section 3.2, then in addition to all other rights available hereunder, at law or in equity, Landlord or Lender, or any receiver of the Premises or any portion thereof, upon five (5) days prior notice to Tenant (except in the event of emergency in which case no notice shall be required), unless the Event of Default shall have been cured, may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as either Landlord or Lender deems advisable (but such performance shall not cure the default of Tenant).
Tenant hereby waives, for Tenant and all others holding under or through Tenant, any claim, other than for willful misconduct, against Landlord and Lender and any receiver arising out of any act or omission of Landlord or Lender or such receiver pursuant hereto, and Landlord or Lender or such receiver may apply all of any portion of the Loss Proceeds (without the need to fulfill any other requirements set forth in this Section 3.2) to reimburse Landlord or Lender or such receiver, for all amounts incurred in connection with the Work, and any costs not reimbursed to such parties shall be paid by Tenant to Landlord (or such other party) on demand, together with interest thereon at the Rate from the date such amounts are advanced until the same are paid by Tenant.

     3.3. Insurance.

          (a) Tenant will maintain insurance on the Premises of the following character:

               (i) Insurance with respect to the Improvements against all perils included within the classification "All Risk of Physical Loss", covering such risks as shall be customarily insured against with respect to improvements similar in construction, location and use including by way of example, earthquake, flood, sprinkler leakage, debris removal, cost of demolition, malicious mischief, water damage, boiler and machinery explosion or damage and the like, with extended coverage, and in amounts not less than the greater of (x) 100% of the actual replacement cost of the Improvements (exclusive of foundations and excavations), without regard to depreciation, and (y) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Landlord, NCIDA, Tenant or Lender or any other insured thereunder from being deemed to be a co-insurer. If as of the date hereof, or at any time during the term of this Lease, the Premises are not in compliance with all Legal Requirements such that in the event of a partial or total casualty or destruction such Legal Requirements would prohibit Landlord or Tenant from restoring or rebuilding the Premises to the specifications and condition of the Premises prior to such casualty or destruction, then Landlord or Tenant shall be required to carry agreed value insurance.

               (ii) General public liability insurance insuring Tenant and naming Landlord, NCIDA and Lender as additional insureds, against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Premises in limits of at least $5,000,000 combined single limit for bodily injury or death to any one person, $10,000,000 for bodily injury or death to any number of persons in respect of any one accident or occurrence and $1,000,000 for property damage in respect of one accident or occurrence, or such greater limits as may be required from time to time by any Lender or as may be reasonably required from time to time by Landlord consistent with insurance coverage on properties similarly constructed, occupied and maintained, such insurance to include full coverage of the indemnity set forth in Section 2.4. Such insurance may be maintained through umbrella and/or excess liability coverage.

              (iii) Worker's compensation insurance (including employers' liability insurance, if requested by Landlord) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect NCIDA, Landlord and Tenant against worker's compensation claims.

               (iv) Flood insurance in an amount equal to the full insurable value of the Premises or the maximum amount available, whichever is less, if all or any portion of the improvements located on the Premises are located in an area which has been designated by the Secretary of Housing and Urban Development as having special flood hazards, and if flood insurance is available under the National Flood Insurance Act.

               (v) During any period during which construction is conducted on the Premises and during which period the construction and materials are not covered by the existing policies, premium prepaid insurance policies covering the Premises (which during construction shall be on an "All-Risk" perils, including theft, "Builder's Risk," "Completed Value" form) in amounts equal to the replacement costs of the Improvements (including construction materials and personal property on or off site) covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a 1987 Commercial ISO "Causes of Loss-Special Form," with coverage for such other expenses as Landlord or Lender may reasonably require. Such insurance shall contain an agreed amount endorsement (such amount to include foundation and underground pipes) and bear a 100% co-insurance clause. Said policies shall contain a permission to occupy endorsement.

               (vi) During any period when construction is conducted on the Premises, worker's compensation, employers' liability, commercial auto liability, and commercial general liability insurance (including contractual liability and completed operations coverage) for each general contractor written on a 1986 standard "ISO" occurrence basis form or equivalent and excess umbrella coverage, carried during the course of construction, with general liability insurance limits as set forth in clause (ii) above.

              (vii) Such other insurance, in such amounts and against such risks, as (a) otherwise may be required by this Lease, (b) may be reasonably required by Landlord, or (c) as is commonly obtained in the case of premises similar in use to the Premises and located in the state in which the Premises are located.

          (b) Such insurance shall be issued by companies authorized to transact business in the state in which the Premises are located and having an Alfred M. Best Company rating of "A-" or better and financial size category of not less than VIII, and have an insurance company claims paying rating equal to or greater than A by Standard & Poors Corporation. No policy maintained by Tenant thereunder shall provide for a deductible or self-insured retention in excess of $250,000.00. If the Premises or any part thereof shall be damaged or destroyed by Casualty, Tenant promptly shall notify Landlord thereof. Originals or certified copies of all insurance policies shall be delivered to Landlord and Lender. Tenant shall, promptly upon receipt but in no event less than ten (10) days prior to the expiration date of any of the insurance policies required to be maintained pursuant to this Lease, deliver to Landlord, Lender and NCIDA originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums.

          (c) Every such policy (other than any general public liability or workers' compensation policy) shall bear a mortgagee endorsement in favor of the Indenture Trustee, so long as the Bond Indenture has not been discharged, and thereafter in favor of any mortgagee under any mortgage granted by Landlord creating a lien on the interests of Landlord in the Premises which has first priority after the PILOT Mortgage (the Bond Indenture, so long as it has not been discharged, and thereafter any such mortgage being referred to herein as the "Indenture"), and any loss under any such policy shall be payable to the Indenture Trustee, so long as the Bond Indenture has not been discharged, and thereafter shall be payable to the mortgagee under any such other Indenture (the Indenture Trustee, subject to the direction of the Bondholders, as set forth in the Bond Indenture, and thereafter any mortgagee under any such other Indenture, being referred to, together with their successors and assigns, herein as the "Lender"). Proceeds payable under any such policy shall be held and applied pursuant to the provisions of Section 3.2.

          (d) All such insurance (other than any worker's compensation policy) shall be endorsed to provide that:

               (i) such insurance will not be canceled or amended except after 30 days' written notice to Landlord, NCIDA and Lender and that it shall not be invalidated by any act or negligence of NCIDA, Landlord, Tenant or any person or entity having an interest in the Premises, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises.

               (ii) Landlord and Lender, as their interests may appear, are each an additional insured with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums, but excluding any obligation of the insured to cooperate with any insurer or any insurer's representative in the investigation, defense or settlement of any claim covered under such insurance) shall be the sole obligation of the Tenant and not that of any other insured;

              (iii) all insurance proceeds payable under any policy of insurance with respect to the Premises shall be paid to the Landlord or its designee unless such proceeds are to be paid to a Lender pursuant to a mortgagee endorsement applicable to such policy;

               (iv) the interests of the NCIDA or Lender shall not be invalidated by any action or inaction of the Landlord, Tenant or any other person, and such insurance shall insure the Lender and NCIDA regardless of any breach or violation by the Tenant, the Landlord or any other person of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor, and shall insure the Lender regardless of any breach or violation by NCIDA of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor;

               (v) the interests of Landlord shall not be invalidated by any action or inaction of Tenant or any other person, and such insurance shall insure Landlord and Lender regardless of any breach or violation by the Tenant or any other person of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor;

               (vi) the policies provided by Tenant shall waive all rights of subrogation against the Landlord, NCIDA and Lender and waive any right of set-off and counterclaim and any other right of deduction, whether by attachment or otherwise;

              (vii) such insurance shall be primary without right of contribution from any other insurance carried by or on behalf of the Tenant, NCIDA or the Landlord or any other person with respect to its interest in the Premises;

             (viii) all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

          (e) Tenant shall deliver to Landlord, NCIDA and Lender copies of the applicable insurance policies and original or duplicate certificates of insurance, satisfactory to and permitting reliance thereon by Landlord, NCIDA and Lender, evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, such delivery to be made (i) upon the execution and delivery hereof and (ii) at least 30 days prior to the expiration of any such insurance (except that the actual policies (as opposed to certificates, which must be delivered as outlined above) may be delivered when available). In the event of any transfer by Landlord of Landlord's interest in the Premises or any financing or refinancing of Landlord's interest in the Premises, Tenant shall, upon not less than ten (10) business days' prior written notice, deliver to Landlord or any mortgagee providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Tenant hereunder naming such transferee or such mortgagee, as the case may be, as an additional insured to the extent required herein effective as of the date of such transfer, financing or refinancing. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 3.3 unless Landlord is an additional insured therein and unless there is a mortgagee endorsement in favor of Lender with loss payable as provided herein. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord, NCIDA and Lender the policies or certificates evidencing the same.

          (f) Any insurance required hereunder may be provided under blanket policies provided that the Premises and the applicable coverage applicable thereto are specified therein.

          (g) Any loss under any Premises damage insurance required to be maintained by Tenant shall be adjusted jointly by Landlord and Tenant (and to the extent provided in the Bond Indenture, by Lender); provided, however, if an Event of Default shall have occurred and be continuing, Landlord shall have the sole right to make such adjustment and collection.

          (h) The requirements of this Section 3.3 shall not be construed to negate or modify Tenant's obligations under Section 2.4.

     3.4. Alterations.

          (a) Tenant may, at its expense, make additions to and alterations and demolition of the Improvements, and construct additional Improvements (collectively, "Alterations"), provided that (i) the fair market value, utility and useful life of the Premises shall not be lessened thereby, (ii) such Alterations shall be expeditiously completed in a good and workmanlike manner, free and clear of liens and encumbrances, and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Tenant hereunder, (iii) Tenant shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other matter affecting title to or use of the Premises, (iv) during such period as the Finance Lease is in effect, such Alterations do not change the nature of the Premises so that it would not constitute a commercial facility and a qualified "project" as defined in and contemplated by the Act, as defined in the Finance Lease, and (v) no Material Alterations, as hereinafter defined, shall be made unless Landlord's prior written consent shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, unless an Event of Default shall have occurred and be continuing in which case such consent may be withheld by Landlord in its sole discretion. "Material Alteration" is defined as either (A) Structural Work (as hereinafter defined), or (B) any demolition of any portion of the Improvements, or (C) Alterations which would adversely affect the building systems or equipment, or (D) Work which involves the construction of a shared common or party wall on a property line which separates the Premises from adjacent land, or (E) Work for which the Estimated Cost is in excess of $2,500,000.00. "Structural Work" is defined as Work which involves any roof, load-bearing wall, structural beams, columns, supports, foundation or any other structural element of the Premises. "Estimated Cost" is defined as the estimated cost of materials, construction and labor (not including architects, engineers or other professionals), as estimated by a licensed Architect (or if not required by the terms hereof to be estimated by an Architect, as reasonably estimated by Landlord), which estimate together with a complete description of the Work and all related work shall be delivered to, and such estimate and description reasonably approved by, Lender and Landlord before the
commencement of any Work hereunder.    In addition to the limitations set
forth in (i) through (v) above, Tenant agrees that all Alterations, Material Alterations, Structural Work, restoration, repair and any other work which Tenant shall be required or permitted to do under the provisions of this Lease (hereinafter, without duplication, collectively called the "Work") shall be performed in each case subject to the following:

               (I) Tenant shall obtain and deliver to Landlord the written consent of Lender before the commencement of any Work hereunder, whenever such consent shall be necessary under the provisions of any Bond Indenture. This paragraph is not intended to require approval of a Lender, but only to require Tenant to obtain such approval if required under the provisions of the applicable Bond Indenture.

               (II) Tenant shall not perform any Work which shall have an adverse effect on the use or operation of the Premises, as operated by Tenant as of the date hereof (or as of the date of Completion). Any Work when completed shall be of such a character as not to reduce the value of the Premises below its value immediately prior to the commencement of such Work or damage necessitating such Work or change.

              (III) No Work shall be performed by Tenant if the same would materially reduce the usable square footage of the Improvements, or would weaken, temporarily or permanently, the structure of the Improvements or any part thereof, or reduce the permitted uses thereof under applicable zoning laws or impair other amenities of the Premises.

               (IV) No Material Alterations shall be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by an Architect shall have been submitted to and approved by Landlord, and no such Work shall be undertaken except under the supervision of the Architect.

               (V) The reasonable cost and expense of Landlord's and Lender's respective (A) review of any plans and specifications required to be furnished pursuant to this Lease or (B) review/supervision of any such Work, shall be paid by Tenant to Landlord, within ten (10) days after demand, or, at the option of Landlord, as Additional Rent.

               (VI) All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense, and copies thereof delivered to Landlord. Landlord will, on Tenant's written request, promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall bear any expense or liability of Landlord in connection therewith; provided that none of the foregoing shall, in any manner, result in a change in zoning or otherwise have an adverse affect on the ability to use the Premises as currently operated by Tenant.

              (VII) If the Work shall constitute a Material Alteration, it shall not be commenced until Tenant shall have obtained and delivered to Landlord, either (A) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in the State of New York and satisfactory to Landlord), each in an amount equal to the Estimated Cost of such Work and in form otherwise satisfactory to Landlord and from a financial institution reasonably acceptable to Landlord, or (B) such other security as shall be reasonably satisfactory to Landlord.

             (VIII) All Work shall be performed in a first-class workmanlike manner, and in accordance with all Legal Requirements, as well as any plans and specifications therefor which shall have been approved by Landlord. All Work shall be commenced and completed in a commercially reasonable manner.

               (IX) Subject to the terms of Section 2.6 hereof, the cost of all Work shall be paid promptly, in cash, so that the Premises and Tenant's leasehold estate therein shall at all times be free from (A) liens for labor or materials supplied or claimed to have been supplied to the Premises or Tenant, and (B) chattel mortgages, conditional sales contracts, title retention agreements, security interest and agreements, and financing agreements and statements; provided, however, that this (whether in its own behalf or as agent for NCIDA) clause (B) shall not apply to personalty and equipment purchased by Tenant with its own funds (whether on its own behalf or as agent for NCIDA) for use at the Premises, irrespective of whether such personalty or equipment is deemed a fixture.

               (X) Upon completion of any Work, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Work required by any governmental or quasi-governmental authority and shall furnish Landlord with copies thereof, and, if the Work constituted Material Alterations, together with "as-built" plans and specifications for such Work.

               (XI) Any Work shall be subject to inspection at any time and from time to time by any of Landlord or Lender, their respective architect(s), or their duly authorized representatives, and if any such party upon any such inspection shall be of the opinion that the Work is not being performed in accordance with the provisions of this Section 3.4 or the plans and specifications, or that any of the materials or workmanship are not first-class or are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or workmanship. Anything contained herein to the contrary notwithstanding, any different procedure for the performance of Work which may be required under any Bond Indenture shall take precedence over and be in addition to the procedures provided for in this Lease.

              (XII) Except as may be expressly provided to the contrary hereunder with respect to Severable Alterations or with respect to Tenant's Personal Property, all Alterations installed in or upon the Premises at any time during the Term shall become the property of Landlord (or of NCIDA if required under the Finance Lease) and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than thirty
(30) days prior to the Expiration Date, elects to have the same removed or demolished by Tenant, in which event, the same shall be removed from the Premises by Tenant prior to the termination of this Lease, at Tenant's expense. Tenant may expressly request in Tenant's written request for consent that Landlord determine its election prior to installation (which written request shall include the estimated cost of removal and restoration). Tenant shall immediately repair any damage to the Premises caused by its removal of any of the Severable Alterations or Tenant's Personal Property or Alterations which remain the property of Tenant pursuant to the terms of this Section. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. The provisions of this Section shall survive the expiration or earlier termination of the Term.

          (b) Tenant may, at its cost and expense, install, or place upon or reinstall, or replace and remove from the Premises any Tenant's Personal Property. Subject to and conditioned upon compliance with the provisions of
Section 3.4(a) above, Tenant may make Alterations or undertake construction which requires sharing the use of existing facilities and utilities, provided that reciprocal easement agreements and joint use agreements allocate ownership, use and expenses to the reasonable satisfaction of Landlord, and provided that the same comply with the provisions of Section 3.6. No such construction shall impair the structural and functional integrity of the Premises as an independent commercial property, in compliance with Legal Requirements, at the time the Alterations are made or at the end of the term of this Lease. Tenant will take such action at the end of the Term as Landlord may reasonably request to ensure such continued compliance.

     3.5. Severable Alterations. Alterations that (1) are readily removable without causing damage to the Premises by more than a minimal extent, (2) will not reduce the value, useful life or utility of the Premises if removed, and (3) are not required for the lawful occupancy of the Premises, are sometimes referred to herein as "Severable Alterations". Title to Severable Alterations will remain in Tenant (or in NCIDA if required under the Finance Lease) unless the cost thereof shall have been paid or financed by Landlord. If Tenant does not purchase the Premises upon termination of this Lease, Landlord shall have the right to purchase any or all such Severable Alterations for fair market value at the termination of this Lease, such fair market value to be determined as follows:

     Landlord and Tenant shall each designate an appraiser within fifteen (15) Business Days after notice from either of them that it is unable to agree on the fair market value. If either fails to designate such appraiser within such 15-day period, then the determination shall be made by the appraiser first designated. The appraisers so designated shall meet within ten (10) Business Days after the designation of the second appraiser and if such two appraisers agree upon the fair market value within fifteen
     (15) Business Days thereafter, the agreed amount shall be the fair market value. If they are unable to agree upon the fair market value within fifteen (15) Business Days after such meeting, said two appraisers shall appoint a third appraiser to act with the first two appraisers in determining the fair market value. If the two appraisers cannot agree on a third appraiser within ten (10) Business Days, the third appraiser shall be appointed by the American Arbitration Association in the City and State of New York upon application of either party. All appraisers designated pursuant to this section shall be qualified MAI appraisers with at least ten (10) years experience in the State of New York, shall be sworn to perform their duties as appraisers, fairly and impartially, and the determination of the appraisers shall be given within a period of fifteen (15) Business Days after the appointment of such third appraiser. The decision of a majority of the appraisers shall determine the fair market value. If a majority of the three appraisers is unable to agree on the fair market value within said 15-day period, each of the three appraisers shall promptly prepare an appraisal of the fair market value and the closest two of the three appraisals shall be added together and their total divided by two with the resulting amount being the fair market value.

     3.6. Purchase Option. If Tenant is not at the time in default hereunder, Tenant shall have the option to purchase the Premises either (a) during the last month of the 10th year of the Primary Term, or (b) during the last month of the 15th year of the Primary Term, or (c) at any time during any Extended Term, upon at least 365 days' prior notice to Landlord (with a
copy to NCIDA).   The purchase price for such option shall be a price equal
to the greater of either (x) the fair market value of the Premises (as of the date the Premises are to be transferred), as encumbered by this Lease (i.e., taking into account the rights and obligations of Landlord and Tenant under this Lease and assuming for that purpose the exercise of all Extended Terms), or (y) the Stipulated Loss Value set forth on Schedule E relating to the applicable purchase date. In addition, at any time when the Bond Indenture is in existence during the Primary Term, such option price shall be increased by an amount equal to any Make Whole Premium under the Bond Indenture, unless the Bond Indenture is assumed by Tenant pursuant to the provisions thereof. If the fair market value is utilized, such fair market value shall be determined by Tenant and Landlord or, if they fail to agree within thirty days, as determined by appraisers selected in the following manner: Landlord and Tenant shall each appoint an appraiser within ten days thereafter, and the fair market value shall be as determined by the two appraisers so appointed. If either fails to designate such appraiser within such 10-day period, then the determination shall be made by the appraiser first designated. If the two appraisers so appointed are unable to agree upon fair market value within thirty days of the appointment, fair market value shall be determined by a third appraiser selected within ten days thereafter by the two appraisers appointed by the parties hereto. Such third appraiser shall determine fair market value within thirty days of the appointment. All appraisers shall be members in good standing of the American Institute of Real Estate Appraisers or any organization succeeding thereto. Tenant shall bear the costs of all such appraisals. On the date of purchase, Landlord shall convey the Premises to Tenant or its designee pursuant to and upon compliance with Section 3.1.

                                ARTICLE 4

     4.1. Assignment and Subletting.

          (a) Without the prior written consent of Landlord and Lender (and except as allowed with respect to subleases under Section 4.1(b) or as allowed under Section 4.1(c)), neither this Lease, nor any interest of Tenant in this Lease, shall be sold, assigned, or otherwise transferred, directly or indirectly, whether by operation of law or otherwise.

          (b) So long as no Event of Default shall have occurred and be continuing, Tenant may sublet the Premises (including, but not limited to, subleases to affiliates of Tenant) provided, however, (i) each such sublease shall expressly be made subject to the provisions hereof, (ii) the term of any subletting shall not extend beyond the Term of this Lease, (iii) no sublease shall affect or reduce any obligation of the Tenant or right of the Landlord hereunder, (iv) all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no subletting had been made, and (v) each sublease shall be subject to the terms and conditions of Section 9.3 of the Finance Lease and of the Project Use Agreement. Neither this Lease nor the term hereby demised shall be mortgaged or pledged by Tenant, nor shall Tenant mortgage or pledge its interest in any sublease of the Premises or the rentals payable thereunder. Any such mortgage or pledge, any sublease made otherwise than as expressly permitted by this Section 4.1, and any assignment of Tenant's interest hereunder shall be void. Tenant shall, within 10 days after the execution of any sublease, deliver a conformed copy thereof to Landlord.

          (c) Without implying any authority of Tenant to assign this Lease, if this Lease is assigned pursuant to the provisions hereof, or if the Premises or any part thereof is underlet or occupied by any person or entity other than Tenant, Landlord may, after an Event of Default has occurred and is continuing, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Basic Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants, and conditions on the part of Tenant to be observed or performed hereunder, and, subsequent to any assignment or subletting, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

                                  ARTICLE 5

     5.1. Conditional Limitations; Default Provisions.

          (a) Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease:

               (i) if Tenant shall (1) fail to pay any Basic Rent, Additional Rent or other sum, as and when required to be paid by Tenant hereunder, and such failure shall continue for two (2) Business Days after such due date, or (2) fail to observe or perform any other provision hereof and such failure shall continue for thirty (30) days after notice to Tenant of such failure (provided, that in the case of any such failure which is capable of being cured but cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence, but not to exceed 180 days); or

               (ii) if any representation or warranty of Tenant set forth herein or in any notice, certificate, demand, request or other document or instrument delivered to Landlord in connection with this Lease shall prove to be incorrect in any material respect as of the time when the same shall have been made; or

              (iii) if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or

               (iv) if a receiver, trustee or liquidator of Tenant or of all or substantially all of the assets of Tenant or of the Premises or Tenant's estate therein shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

               (v) if the Premises shall have been left unoccupied and unattended for a period of thirty (30) days; or

               (vi) if Tenant shall dissolve or otherwise fail to maintain its legal existence; or

              (vii) if Tenant shall default under Sections 4.1(a), 4.1(b) or 10.3 of this Lease; or

             (viii) if an Event of Default, as defined in the Construction Agreement, shall occur, or if an Event of Default, as defined in the PILOT Mortgage, shall occur, or if an Event of Default, as defined in the Finance Lease, shall occur; or

               (ix) if Tenant shall fail to maintain any insurance required to be maintained by Tenant in accordance with the terms and conditions of this Lease (Landlord agrees that it shall endeavor to give notice to Tenant of a failure to maintain such insurance, but a failure to give such notice shall not constitute a default by Landlord hereunder nor excuse Tenant from its obligations hereunder).

          (b) If an Event of Default shall have occurred and be continuing, Landlord shall be entitled to all remedies available at law or in equity. Without limiting the foregoing, Landlord shall have the right to give Tenant notice of Landlord's termination of the term of this Lease. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

          (c) If an Event of Default shall have happened and be continuing, Landlord shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Section 5.1(b), to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Landlord determines to be necessary or desirable. Landlord shall be under no liability by reason of any such re-entry, repossession or removal.

No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Section 5.1(b).

          (d) At any time or from time to time after a re-entry, repossession or removal pursuant to Section 5.1(c), whether or not the term of this Lease shall have been terminated pursuant to Section 5.1(b), Landlord may (but shall be under no obligation to) relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

          (e) No expiration or termination of the term of this Lease pursuant to Section 5.1(b), by operation of law or otherwise, and no re-entry, repossession or removal pursuant to Section 5.1(c) or otherwise, and no reletting of the Premises pursuant to Section 5.1(d) or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

          (f) In the event of any expiration or termination of the term of this Lease or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Basic Rent, Additional Rent and other sums required to be paid by Tenant, in each case together with interest thereon at the Rate from the due date thereof to and including the date of such expiration, termination, reentry, repossession or removal; and thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) all Basic Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry, repossession or removal, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to
Section 5.1(d), after deducting from such proceeds all expenses of Landlord in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses (including fees and expenses of appellate proceedings), employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant shall pay such liquidated and agreed current damages on the dates on which Basic Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

          (g) At any time after any such expiration or termination of the term of this Lease or re-entry or repossession of the Premises or removal of persons or property thereon by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any liquidated and agreed current damages pursuant to
Section 5.1(f), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, Additional Rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 5.1(f) to pay liquidated and agreed current damages) for what would be the then-unexpired term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal, discounted at the rate of 6% per annum over (b) the then fair rental value of the Premises, discounted at the rate of 6% per annum for the same period. If any law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such law.

     5.2. Bankruptcy or Insolvency.

          (a) In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of Sections 5.2(b) and 5.2(d) are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within 60 days after the filing of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease upon the election of Landlord shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

          (b) (i) In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 120 days from the date of the filing of the petition under Chapter 11 or the transfer thereto or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant's trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions has been satisfied:

                    (1) Tenant's trustee or the debtor-in-possession has cured all Events of Default under this Lease, or has provided Landlord with Assurance (as defined below) that it will cure all Events of Default susceptible of being cured by the payment of money within 10 days from the date of such assumption and that it will cure all other Events of Default under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

                    (2) Tenant's trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with Assurance that within 10 days from the date of such assumption it will compensate Landlord, for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

                    (3) Tenant's trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant's trustee or the debtor-in-possession under this Lease, and, if Tenant's trustee or the debtor-in-possession has provided such Assurance, Tenant's trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to 3 installments of Basic Rent (at the rate then payable) which shall be applied to installments of Basic Rent in the inverse order in which such installments shall become due provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Landlord on the date each instalment of Basic Rent is payable a pro rata share of Tenant's annual obligations for Additional Rent and other sums pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

                    (4) The assumption of this Lease will not breach or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound.

               (ii) For purposes of this Section 5.2, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant's trustee or the debtor-in-possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the Events of Default under this Lease, monetary and/or non-monetary, within the time periods set forth above.

          (c)  In the event that this Lease is assumed in accordance with
Section 5.2(b) and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of its election to so terminate within 30 days after the occurrence of any such event.

          (d) If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of Sections 5.2(a) or 5.2(b) for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (the "Assignee") has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein "adequate assurance of future performance" shall mean no less than that each of the following conditions has been satisfied:

               (i) the Assignee has furnished Landlord with either (i) (x) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease and (y) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth equal to or exceeding the credit rating and net worth of Tenant as of the date hereof.

               (ii) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

              (iii) The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the Assignee) under this Lease.

          (e) When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Basic Rent, Additional Rent and other sums payable by Tenant under this Lease.

          (f) Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

          (g) In the event of an assignment of Tenant's interests pursuant to this Section 5.2., the right of Assignee to extend the term of this Lease for an extended term beyond the then term of this Lease shall be extinguished.

     5.3. Additional Rights of Landlord.

          (a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Landlord of any Basic Rent, Additional Rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing duly executed by Landlord. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord by law or equity.

          (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

          (c) If Tenant shall be in default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the provisions of this Lease, then, without thereby waiving such default, Landlord may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Tenant hereunder immediately and without notice in the case of an emergency and upon 5 days' notice to Tenant in other cases. All actual out-of-pocket expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees and expenses (including those incurred in connection with any appellate proceedings), together with interest thereon at the Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute Additional Rent and shall be paid by Tenant to Landlord upon demand.

          (d) If Tenant shall be in default in the performance of any of its obligations hereunder, Tenant shall pay to Landlord, on demand, all actual out-of-pocket expenses incurred by Landlord or Lender as a result thereof, including reasonable attorneys' fees and expenses (including those incurred in connection with any appellate proceedings). If Landlord or Lender shall be made a party to any litigation commenced against Tenant and Tenant shall fail to provide Landlord or Lender with counsel approved by Landlord and Lender, as applicable, and pay the expenses thereof, Tenant shall pay all costs and reasonable attorneys' fees and expenses in connection with such litigation (including fees and expenses incurred in connection with any appellate proceedings).

                                   ARTICLE 6

     6.1. Notices and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when sent by a courier or express service guaranteeing overnight delivery, to the following addresses:

     To Landlord:        Nassau Cable Business Trust
                         c/o Wilmington Trust Company
                         1100 North Market Street
                         Wilmington, Delaware 19890
                         Attention: Corporate Trust Department

     With copy to:       U.S. Realty Advisors, LLC
                         1370 Avenue of the Americas
                         New York, New York 10019
                         Attention:  David M. Ledy, Esq.

          and to:        Brownstein Hyatt Farber & Strickland, P.C.
                         410 17th Street, 22nd Floor
                         Denver, Colorado 80202
                         Attention:  Ronald B. Merrill, Esq.

     To Tenant:          Cablevision Systems Corporation
                         113 Crossways Park Drive
                         Woodbury, New York 11797-2001
                         Attention: Charles Forma, Esq., V.P. Law, Cable

Operations

     With copy to:       Peter Curry, Esq.
                         Rivkin, Radler & Kremer
                         EAB Plaza
                         Uniondale, New York 11556-0111

Landlord and Tenant each may from time to time specify, by giving 15 days' notice to the other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity in the United States that is to receive copies of notices, offers, consents and other instruments hereunder.

     6.2. Estoppel Certificates; Financial Information.

          (a) Tenant shall at any time and from time to time during the term of this Lease upon not less than ten (10) business days after request by Landlord, execute, acknowledge and deliver to Landlord or to any prospective purchaser, assignee or mortgagee or third party designated by Landlord, a certificate stating: (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (ii) the date to which Basic Rent has been paid; (iii) whether or not there is any existing default by the Tenant in the payment of Basic Rent, whether or not there is an existing default by the Tenant in the payment of any Additional Rent beyond any applicable grace period, and whether or not there is any other existing default by either party hereto with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (iv) whether there are any actions or proceedings pending against the Premises before any governmental authority to condemn the Premises or any portion thereof or any interest therein and whether, to the knowledge of Tenant, any such actions or proceedings have been threatened,
(v) whether there exists any material unrepaired damage to the Premises from fire or other casualty, (vi) whether, to the knowledge of Tenant, there is any existing default by Landlord under this Lease; and (vii) other items that may be reasonably requested. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of the Premises.

          (b) Tenant will deliver to Landlord and to any Lender copies of all financial statements, reports, notices and proxy statements sent by Tenant to its stockholders; provided, however, that if such statements and reports do not include the following information, Tenant will deliver to Landlord the following:

               (i) Within 90 days after the end of each fiscal year of Tenant, a balance sheet of Tenant and its consolidated subsidiaries as at the end of such year and a statement of profits and losses of Tenant and its consolidated subsidiaries for such year setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within 60 days after the end of each fiscal quarter of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter and statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified by the chief financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied; and

               (ii) With reasonable promptness, such additional information (including copies of public reports filed by Tenant) regarding the business affairs and financial condition of Tenant as Landlord or any such Lender may reasonably request.

10Qs and 10Ks, as filed with the Securities and Exchange Commission, shall satisfy the requirements contained in this Section (b).

          (c) Upon request of any Lender, and upon concurrent compliance with the provisions of 6.2(d) below, Tenant shall enter into an agreement with such Lender pursuant to which Tenant shall agree:

               (i) that in the event that any such Lender, or any purchaser at a foreclosure sale, shall acquire title to the Premises, Tenant shall attorn to such Lender or such purchaser, as the case may be, as its new Landlord and this Lease shall continue as a direct lease between Tenant and such Lender or purchaser, as the case may be, upon the terms and conditions set forth herein except that such Lender or purchaser, as the case may be, shall not be liable to Tenant for any actions or omissions of Landlord prior to the date such Lender or purchaser, as the case may be, acquired title to the Premises;

               (ii) no notice of termination of this Lease shall be effective unless Tenant receives the written consent of the Lender thereto;

               (iii) no rejection by Landlord of any Rejectable Offer to purchase the Premises pursuant to this Lease shall be effective unless Tenant receives the written consent of the Lender to such rejection;

               (iv) no consent to the release of Tenant from liability under this Lease or to any assignment of this Lease or sublease of the Premises shall be effective unless Tenant shall receives the written consent of such Lender; and

               (v) no subordination, amendment or modification of this Lease shall be effective unless Tenant receives the written consent of the Lender thereto.

          (d) Upon receipt of a request from a Lender for the agreement described in Section 6.2(c) above, such Lender shall enter into a non-disturbance and attornment agreement which shall provide that unless an Event of Default then exists under this Lease, Lender shall not join Tenant as a defendant in any action to foreclose upon the interest of Landlord in the Premises and, upon the Lender's foreclosure of Landlord's interest in the Premises by judicial proceedings or otherwise, such Lender shall not seek to terminate this Lease or Tenant's interest in the Premises, provided, that, Tenant, from and after the date of such succession, attorns to such Lender, pays to such Lender all items of Basic Rent, Additional Rent and other items accruing from and after such date and otherwise remains in compliance with all other terms and provisions of this Lease. In the event that Tenant shall execute a separate document for the benefit of a Lender relating to subordination, attornment or non-disturbance, such document shall control to the extent that it conflicts with the provisions of this Section 6.2(d).


                                   ARTICLE 7

     7.1. Environmental Covenant and Warranty.

          (a) Tenant represents and warrants to Landlord, NCIDA and Lender that:

               (i) the Premises comply with all federal, state or local environmental protection laws, regulations, orders or ordinances now or hereafter in effect (collectively, the "Environmental Laws");

               (ii) no notices, complaints or orders of violation or non-compliance with Environmental Laws have been received by Tenant and, to the best of Tenant's actual knowledge, no federal, state or local environmental investigation or proceeding is pending or threatened with regard to the Premises or any use thereof or any alleged violation of Environmental Laws with regard to the Premises;

               (iii) the Premises, or any portion thereof, will not be used for the generation, treatment, recycling, transportation, processing, production, refinement or disposal (each, a "Regulated Activity") of any solid wastes, pollutants or other hazardous substances (as such terms are defined under any federal, state and local environmental protection laws, regulations, orders or ordinances) (herein, "Hazardous Substance");

               (iv) no underground storage tanks or surface impoundments have been installed in the Premises in violation of applicable Environmental Laws and there exists no Hazardous Substance contamination in violation of applicable Environmental Laws to the Premises which originated on or off the Premises; and

               (v) the Premises are free of Hazardous Substances and friable asbestos, the removal of which is required or the maintenance of which is prohibited or penalized by any Environmental Law.

          (b) Tenant covenants that during the Term of this Lease it (i) shall comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises, (ii) shall prohibit the use of the Premises for Regulated Activities or for the storage or handling of any Hazardous Substance (other than in connection with the operation and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof, subject to, in any event, compliance with Environmental Laws), (iii) shall not install or permit the installation on the Premises of any underground storage tanks or surface impoundments and shall not permit there to exist any petroleum contamination in violation of applicable Environmental Laws to the Premises originating on or off the Premises (other than in connection with the use, operation and maintenance of the Premises and then only in compliance with applicable Environmental Laws and all other applicable laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated of every government and municipality having jurisdiction over the Premises and of any agency thereof) or asbestos-containing materials, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose the persons working on or visiting the Premises to Hazardous Substances and in connection with any such alterations shall remove any Hazardous Substances present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

          (c) If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, the "Remedial Work") is required on the Premises pursuant to an order or directive of any governmental authority or under any applicable Environmental Law, or in Landlord's reasonable opinion, based upon recommendations of qualified environmental engineers reasonably acceptable to Landlord, after notice to Tenant, is reasonably necessary to prevent future liability under any applicable Environmental Law, because of or in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or emanating from the Premises or any portion thereof, Tenant shall (at Tenant's sole cost and expense), or shall cause such responsible third parties to, promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within thirty (30) days after the earlier to occur of Tenant's knowledge that remediation is required under applicable Environmental Laws or any demand therefor by Landlord; however, Tenant shall not be required to commence such Remedial Work within the above specified time periods if prevented from doing so by any governmental authority, or if commencing such Remedial Work within such time periods would result in Tenant or such Remedial Work violating any Environmental Law. All such Remedial Work shall be commenced within thirty (30) days after the earlier to occur of Tenant's knowledge that remediation is required under applicable Environmental Laws or any demand therefor by Landlord; however, Tenant shall not be required to commence such Remedial Work within the above-specified time periods if (x) prevented from doing so by any governmental authority, (y) commencing such Remedial Work within such time periods would result in Tenant or such Remedial Work violating any Environmental Law or (z) Tenant is contesting in good faith and by appropriate proceedings the applicability of the relevant Environmental Laws in accordance with Section 2.6 of this Lease; provided that such contest shall not (i) create or materially increase the risk of any civil or criminal liability of any kind whatsoever on the part of NCIDA, Landlord or Lender, or
(II) permit or materially increase the risk of the spread, release or suspected release of any Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or emanating from the Premises or any portion thereof during the pendency of such contest.

          (d) All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed). All costs and expenses reasonably incurred in connection with such Remedial Work and Landlord's or Lender's reasonable monitoring or review of such Remedial Work which Lender or Landlord may, but are not obligated to do (including reasonable attorneys, fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender and Landlord) shall be paid by Tenant. If Tenant does not timely commence and diligently prosecute to completion the Remedial Work, then, after three days' prior notice (except during the continuance of an Event of Default, in which event no notice shall be required), Lender or Landlord may (but shall not be obligated to) cause such Remedial Work to be performed. Tenant agrees to bear and shall pay or reimburse Lender and Landlord on demand for all advances and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender or Landlord) reasonably relating to or incurred by Lender or Landlord in connection with monitoring, reviewing or performing any such Remedial Work.

          (e) Except with Lender's and Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Landlord's sole judgment, impair the value of the Premises to a material degree. Landlord's and Lender's prior written consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, or if Lender or Landlord, as applicable, fails to respond to any notification by Tenant hereunder within twenty (20) Business Days from the date of such notification. In such events, Tenant shall notify Lender and Landlord as soon as practicable of any action taken.

          (f) Upon 48 hours' prior notice (except in the event of an emergency),

Landlord and Lender and their agents, representatives and employees shall have the right at all reasonable times and during normal business hours, except to the extent such access is limited by applicable law, to enter upon and inspect all or any portion of the Premises, provided that such inspections shall not unreasonably interfere with the operation thereof. Landlord or Lender, at their sole expense, except as provided in subparagraph
(g) hereof, (i) may retain an environmental consultant to conduct and prepare reports of such inspections and (ii) Tenant shall be given a reasonable opportunity to review any and all reports, data and other documents or materials reviewed or prepared by the consultant, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Landlord and Lender in this Section shall be in addition to, and not in limitation of, any other inspection rights granted to Landlord or Lender in this Lease, and shall expressly include the right to conduct soil borings and other customary environmental tests, assessments and audits in compliance with applicable Legal Requirements; provided, that, except as set forth in clause (g) below, Lender or Landlord, as applicable, shall cause to be repaired any damage caused by such borings, tests, assessments or audits.

          (g) Tenant agrees to bear and shall pay or reimburse Lender or Landlord on demand for all expenses (including reasonable attorneys, fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender or Landlord) reasonably relating to or incurred by Lender or Landlord in connection with the inspections, tests and reports described in this Section 7.1 in the following situations:

               (i) If Lender or Landlord, as applicable, has reasonable grounds to believe at the time any such inspection is ordered, that there exists an Environmental Violation or that a Hazardous Substance is present on, under or emanating from the Premises, or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by this Lease;

               (ii) If any such inspection reveals an Environmental Violation or that a Hazardous Substance is present on, under or emanating to or from the Premises or is migrating from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by this Lease; or

               (iii) If an Event of Default exists at the time any such inspection is ordered.

          (h) To the extent that Tenant has knowledge thereof, Tenant shall promptly provide notice to Landlord and Lender of:

               (i) any proceeding or investigation commenced or threatened by any governmental authority with respect to the presence of any Hazardous Substance on, under or emanating from the Premises;

               (ii) any proceeding or investigation commenced or threatened by any governmental authority, against Tenant, NCIDA or Landlord, with respect to the presence, suspected presence, release or threatened release of Hazardous Substances from any property other than the Premises, including, but not limited to, proceedings under the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.;

               (iii) all claims made or any lawsuit or other legal action or proceeding brought by any Person against (A) Tenant, NCIDA or Landlord or the Premises or any portion thereof, or (B) any other party occupying the Premises or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Substance or relating to any violation or alleged violation of Environmental Law;

               (iv) the discovery of any occurrence or condition on the Premises or on any real property adjoining or in the vicinity of the Premises, of which Tenant becomes aware, which reasonably could be expected to lead to the Premises or any portion thereof being in violation of any Environmental Law or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law (collectively, an "Environmental Violation") or which might subject Landlord, NCIDA or Lender to an Environmental Claim. "Environmental Claim" shall mean any claim, action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Substance at the Premises or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; and

               (v)  the commencement and completion of any Remedial Work.

          (i) Tenant will transmit to Landlord, NCIDA and Lender copies of any citations, orders, notices or other communications received by Tenant from any Person with respect to the notices described in Section 7.1(h) hereof.

          (j) Lender and Landlord may, but are not required to, join and participate in, as a party if they so determine, any legal or administrative proceeding or action concerning the Premises or any portion thereof under any Environmental Law, if, in Landlord's or Lender's judgment, the interests of Landlord or Lender, as applicable, will not be adequately protected by Tenant. Tenant agrees to bear and shall pay or reimburse Lender and Landlord, on demand for all expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender and Landlord) relating to or incurred by Lender or Landlord in connection with any such action or proceeding.

     7.2. Environmental Indemnity. Tenant shall be solely responsible for and shall defend, indemnify and hold each Indemnified Party harmless from and against all claims, including costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel), arising out of, in respect of or in connection with (i) Tenant's breach of its obligations in Section 7.1 or of any representations or warranties set forth in Section 7.1, (ii) the occurrence of any Regulated Activity at, on or under the Premises at any time during or prior to the term of this Lease, (iii) the release, threatened release or presence of any Hazardous Substances at, on or under the Premises at any time during or prior to the term of the Lease, or (iv) any matters arising under or relating to any Environmental Law and relating to the Tenant or the Premises.

     7.3. Notice. Immediately upon obtaining knowledge thereof, Tenant shall give to the Landlord and Lender notice of the occurrence of any of the following events: (i) the failure of the Premises to comply with any Environmental Law in any manner whatsoever except for the use or disposal of incidental amounts of Hazardous Substances customarily used in the operation of similar buildings similarly situated in a commercially reasonably manner and in compliance with Legal Requirements; (ii) the issuance to the Tenant or any tenant of space in the Premises or any assignee or licensee of the Tenant of any notice, request for information, complaint or order of violation or non-compliance or liability of any nature whatsoever with regard to the Premises or the use thereof with respect to Environmental Laws; (iii) any notice of a pending or threatened investigation as to whether the Tenant's (or its "subtenants" or "assignees") operations on the Premises are in compliance with or may lead to liability to the Tenant under, any Environmental Law; or (iv) the occurrence of an event or the existence of a situation which is likely to result in a violation of an Environmental Law at the Premises or which is likely to result in the Tenant being liable to the Landlord or Lender by virtue of the indemnity given by the Tenant pursuant to
Section 7.2.

     7.4. Survival. The indemnity obligations of the Tenant and the rights and remedies of the Landlord under this Article 7 shall survive the termination of this Lease for an indefinite period of time.

                                   ARTICLE 8

     8.1. Holdover. If the Tenant shall continue to occupy the Premises after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed to be a holdover tenant, the tenancy of shall be from month to month upon the same provisions and conditions set forth in this Lease, except that Basic Rent for the holdover period shall be an amount equal to one hundred fifty (150%) percent of the Basic Rent in effect immediately prior to the holdover period. This Article 8 does not amount to a waiver of the Landlord's right of reentry or any other right granted under Article 5 and shall not constitute a consent to any holdover by Tenant.

                                   ARTICLE 9

     9.1 Completion of Construction. The parties acknowledge that the Tenant intends, and has agreed, to construct and/or install for and on behalf of Landlord (and as agent for NCIDA) certain improvements and fixtures on the Premises (herein, the "Construction Project"). Tenant has concurrently agreed, pursuant to the terms of that certain Construction Agreement of even date herewith among Tenant, NCIDA, U.S. Realty Advisors, LLC, RH Services, Inc. and Landlord (the "Construction Agreement"), to complete the Construction Project for and on behalf of Landlord. Tenant agrees to diligently pursue Completion, as hereafter defined, of the Construction Project. Tenant hereby agrees to cause Completion of the Construction Project in accordance with the terms of the Construction Agreement. Tenant further agrees to cause all of the conditions to the Second Funding (as defined and set forth in the Construction Agreement) (the "Second Funding Conditions") to
be satisfied no later than February 20, 1998.   If Tenant does not cause such
Completion to occur by December 31, 1999 or if Tenant does not satisfy the Second Funding Conditions by February 20, 1998, Landlord shall be allowed to exercise its remedies under Section 9.3 to require Tenant to purchase the Premises, and such remedies as are otherwise set forth in the Construction Agreement. The fact that the Construction Project has not been completed shall not affect the rental payable hereunder.

     9.2 Completion. Completion of the Construction Project (herein, "Completion") shall be deemed to have occurred as such time as the conditions set forth in Section 7 of the Construction Agreement shall have been satisfied in form and substance satisfactory to Landlord and Lender:

     9.3 Purchase of Premises. In the event that Tenant has not caused Completion of the Construction Project on or before December 31, 1999, or in the event that Tenant has not satisfied all Second Funding Conditions by February 20, 1998, then, unless Landlord delivers to Tenant a notice which is countersigned by Lender in which Landlord elects not to have Tenant purchase the Premises, Tenant shall purchase the Premises from Landlord for a price equal to the Stipulated Loss Value, plus the Make Whole Premium. Such price shall be payable in immediately available funds by federal funds wire transfer on or before thirty (30) days after notice from Landlord to Tenant (with a copy to NCIDA) that such purchase is required (unless Lender allows Tenant to purchase the Bonds in accordance with Section 3.1, in which case the price shall be payable as set forth in said Section 3.1). The transfer of the Premises from Landlord to Tenant shall take place in the manner set forth in Section 3.1 (including, without limitation, the payment of all Basic Rent, Additional Rent, including NCIDA Costs, and other amounts due under this Lease). Landlord and Tenant agree that to the extent there are funds remaining in the Construction Account, as defined in the Construction Agreement, such funds will be released to Tenant upon receipt of the purchase price of the Premises, plus all other amounts then due hereunder.
     9.4 Completion Work. Tenant agrees that all work with respect to the Construction Project which Tenant shall be required or permitted to do under the provisions of this Lease (hereinafter called the "Completion Work") shall be performed in each case subject to the following:

          (a) All Completion Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense, and copies thereof delivered to Landlord. Landlord will, on Tenant's written request, promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall bear any expense or liability of Landlord in connection therewith.

          (b) All Completion Work shall be performed in a first-class workmanlike manner, and in accordance with all Legal Requirements, as well as any plans and specifications therefor which shall have been previously delivered to Landlord. All Completion Work shall be commenced and completed promptly.

          (c) Subject to the terms of Section 2.6 hereof with respect to contests, the cost of all Completion Work shall be paid promptly, in cash, so that the Premises and Tenant's leasehold estate therein shall at all times be free from (i) liens for labor or materials supplied or claimed to have been supplied to the Premises or Tenant, and (ii) chattel mortgages, conditional sales contracts, title retention agreements, security interest and agreements, and financing agreements and statements.

          (d) Upon completion of the Completion Work, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Completion Work required by any governmental or quasi-governmental authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Completion Work.

          (e) The Completion Work shall be subject to inspection at any time and from time to time by any of Landlord or Lender, their respective architect(s), or their duly authorized representatives, and if any such party upon any such inspection shall be of the opinion that the Completion Work is not being performed in accordance with the provisions of this Article 9 or the plans and specifications, or that any of the materials or workmanship are not first-class or are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or workmanship.

          (f) Except as may be expressly provided to the contrary hereunder with respect to Tenant's Personal Property, all Completion Work installed in or upon the Premises at any time during the Term shall become the property of Landlord and shall remain upon and be surrendered with the Premises.

          (g) The parties acknowledge that, pursuant to the provisions of the Construction Agreement, if the proceeds of the Bonds exceed the amount required to complete the Completion Work, such excess shall be used to partially redeem the Bonds. In such event, the payments due on the Bonds shall be reduced in accordance with the Bond Indenture. In the event that, pursuant to the Bond Indenture, the Bonds are partially redeemed as a result of such excess proceeds, each Basic Rent payment hereunder thereafter shall be reduced by the same amount which the corresponding payments under the Bonds are reduced as a result of such redemption. (It is understood that the payments of Basic Rent and the payments under the Bonds are not equal, and that such reduction of Basic Rent payments is equal to the dollar amount of reduction of payments under the Bonds, and not necessarily to a prorata reduction of the Basic Rent). Landlord and Tenant agree, in such event, to amend this Lease by the attachment of a new Schedule D, calculated as outlined above.

                                 ARTICLE 10

     10.1. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate or estate for years in the Premises or any interest in such fee estate or estate for years.

     10.2. Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition in which the Premises were originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby and except for ordinary wear and tear. Unless purchased by Landlord pursuant to Section 3.5, Tenant shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Landlord, and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant. The provisions of this Section shall survive the termination or expiration of this Lease.

     10.3. Merger, Consolidation or Sale of Assets. Without waiving the provisions of Section 4.1(a), it shall be a condition precedent to the merger of Tenant into another corporation, to the consolidation of Tenant with one or more other corporations, and to the sale or other disposition of all or substantially all the assets of Tenant to one or more other entities that the surviving entity or transferee of assets, as the case may be, shall deliver to Landlord an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Tenant hereunder and under any instrument executed by Tenant relating to the Premises or this Lease, including, without limitation, the Construction Agreement and

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

the NCIDA Documents and any consent to the assignment of Landlord's interest in this Lease to the Lender as security for indebtedness. Tenant covenants that it will not merge or consolidate or sell or otherwise dispose of all or substantially all of its assets unless such instruments shall have been so delivered. In addition, it shall be a condition of such a merger that no Event of Default then exist under this Lease. The surviving entity of any merger allowed above must be organized in the United States and must have a net worth and credit standing equal to or greater than the net worth and credit standing of Tenant on the day prior to the merger or consolidation, and Lender and Landlord shall be given, as a prerequisite to such merger, a written certification from the chief financial officer of Tenant that the provisions of this Section have been satisfied.

     10.4. Separability; Binding Effect. Each provision hereof shall be separate and independent and the breach of any provision by Landlord shall not discharge or relieve Tenant from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the successors and assigns of Landlord to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Tenant and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Tenant in each case to the same extent as if each such successor and assign were named as a party hereto.

     10.5. Table of Contents and Headings. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease.

     10.6. Counterparts. This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to each other.

     10.7. Recording of Lease. Tenant will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law a memorandum of this Lease and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by the Landlord. If Tenant shall fail to comply with this Section 10.7., Landlord shall be and is hereby irrevocably appointed the agent and attorney-in-fact of

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

the Tenant to comply therewith, but this sentence shall not prevent any default in the observance of this Section 10.7. by the Tenant. Tenant shall be responsible for all costs and expenses in connection with the recording of this Lease or a memorandum hereof.

     10.8. Rating of the Transaction. Tenant will cooperate, at its sole cost and expense, with Landlord's efforts to cause the rating on the Lease (and any mortgage secured by the rentals payable hereon) to be updated by any nationally recognized credit rating agency(ies) which is rating the Lease (or such mortgage) initially, no later than twelve months after the commencement of this Lease, and, thereafter, no later than twelve months after the most recent update. Tenant covenants and agrees that in the event Lender decides to include the Bond Indenture as an asset of a securitization, Tenant, prior to, during and after such securitization, shall, at Tenant's expense, (i) gather any environmental information reasonably required by the rating agencies in connection with such a securitization, (ii) at Lender's request, meet with representatives of such rating agencies to discuss the business and operations of Tenant and the Premises, and (iii) cooperate with the reasonable requests of the rating agencies in connection with all of the foregoing. In addition, Tenant shall further provide such information as may be reasonably requested by such rating agencies in connection with such securitization and in connection with any surveillance conducted after obtaining such a rating.

     10.9. No Waiver, Amendments. No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No term or provision hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument signed by the party against whom enforcement thereof is sought.

     10.10. No Brokers. Each of the Landlord and the Tenant represents and warrants to the other that it has not dealt with any broker in connection with the purchase and leasing of the Premises and indemnifies the other against the claims of brokers claiming through it.

     10.11. Governing Law. This Lease shall be governed by the laws of the state where the Premises are located.

     10.12. Waiver of Jury Trial. LANDLORD AND TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE.

     10.13. Conveyance by Landlord. The word "Landlord" as used in this Lease means only the owner for the time being of the Premises, so that, if there is a transfer of an owner's interest, the transferor shall be and hereby is entirely freed and relieved of all covenants and

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

obligations of the Landlord hereunder, except any obligations which accrued prior to the date of transfer, and it shall be deemed and construed, without further agreement between the parties or between the parties and the transferee of the Premises, that the transferee has assumed and has agreed to carry out any and all of the Landlord's covenants and obligation hereunder from and after the date of transfer.

     10.14. Relationship of the Parties. Nothing contained in this Lease shall be construed in any manner to create any relationship between the Landlord and the Tenant other than the relationship of landlord and tenant. Without limitation, the Landlord and the Tenant shall not be considered partners or co-venturers for any purpose on account of this Lease.

     10.15. Representation By Counsel. The Tenant and the Landlord each acknowledge that it was represented by counsel in connection with the negotiation and execution of this Lease. Any presumption to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

     10.16. Access to Premises. The Tenant will permit the Landlord, any Lender and their duly authorized representatives to enter upon the Premises and to inspect the same at any and all reasonable times, upon reasonable advance notice, and at any time in the case of an emergency without the giving of notice, and for any purpose reasonably related to the rights of the Landlord and any Lender under this Lease.

     10.17. Showing. During the one year period preceding the date on which the Term shall be scheduled to terminate or fully expire, Landlord, if accompanied by a representative of Tenant and subject to the rights of any subtenant not affiliated with Tenant, may show the Premises to prospective tenants or purchasers at such reasonable times during normal business hours as Landlord may select upon reasonable prior notice to Tenant, provided that Landlord doe not materially interfere with Tenant's normal business operations.

     10.18. True Lease. This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to the Tenant any right, title or interest in or to the Premises nor to any remainder or reversionary estates in the Premises held by any Person, except, in each instance, as a Tenant.

     10.19. Concerning Wilmington Trust Company. It is expressly understood and agreed by the parties hereto that (a) this Lease is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Landlord, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement of Landlord dated as of October 7, 1997, (b) each of the representations, undertakings and agreements herein made on the part of Landlord is made and intended not as personal representations, undertakings and agreements of Wilmington Trust Company but is made and intended for the purpose of binding only Landlord, and (c) under no circumstance shall Wilmington Trust

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

Company be personally liable for the payment of any indebtedness or other obligations of Landlord or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Landlord under this Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

                                   LANDLORD:

                                   NASSAU CABLE BUSINESS TRUST,
                                   a Delaware business trust

                                   By:  Wilmington Trust Company, not
                                        in its individual capacity,
                                        but solely as trustee
                                        under the Trust Agreement
                                        dated as of October 7, 1997


                                        By:  _________________________
                                             Name:
                                             Title:

                                   TENANT:

                                   CABLEVISION SYSTEMS CORPORATION, a
                                   Delaware corporation


                                   By:  ______________________________
                                        Name:
                                        Title:



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